UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

PART 2

REGULATION A - OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

SAMARIUM GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	86-1190285
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

8711, 3571, 3760
Primary Standard Industrial Classification Code Number

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Guido Demedici

Chief Executive Officer

333 SE 2nd Avenue

Suite 2000
Miami, FL, 33131

+1 (561) 675-0566

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Joe Laxague, Attorney-at-Law

420 Lexington Avenue

Suite 2446

New York, NY 10170

+1(646) 861-7891
crone@cronelawgroup.com

______________________________________________________________________________________

OFFERING CIRCULAR REGULATION A TIER 1

An Offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the United States Securities and Exchange Commission is qualified. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.

20,000,000 SHARES OF COMMON SHARES

AT 1.00 U.S. DOLLAR PER ONE COMMON SHARE OF

SAMARIUM GROUP CORPORATION, CIK – 0002074139.

COMMON SHARES: ISIN - US03239C1009,  CUSIP - 03239C 100.

This is the initial public Offering of securities of Samarium Group Corporation., a Wyoming corporation (the “Company,” “Samarium,” “we,” “our” and “us”). The term “Investor” is interchangeable used with the word “Subscriber” and has the same meaning, including in the plural form. The term “Investment” is interchangeable used with the word “Subscription” and has the same meaning, including in the plural form.

We are Offering for sale a total of 20,000,000 Common Shares of its Common Shares (the “Common Shares” or also “Common Shares”) in a “Tier 1 Offering” under Regulation A (the “Offering”) at an arbitrary Offering Price of 1.00 U.S. Dollar per one Common Share.

The sale of these 20,000,000 Common Shares to new investors will consist of two parts: (1) Existing Shareholders will sell 2,000,000 Common Shares of their holdings to new investors. (2) The Company will issue new additional 18,000,000 Common Shares to Investors, so that the total number of issued and outstanding Common Shares will rise from 131,386,000 Common Shares to 149,386,000 Common Shares.

The Offering will terminate at the earlier of: (1) the date at which 20,000,000 Shares have been sold, or (2) the date on which this Offering is terminated by the Company in its sole discretion (the “termination Date”).

This Offering is being conducted on a “best efforts” basis without any minimum Offering amount pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 1 Offerings. Funds tendered by investors to the bank account of the Company will be immediately available to the Company. Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten days of tender, in which event investor funds held in the Company account will promptly be refunded to each investor without interest. Investors must purchase a minimum of 1,000 Common Shares ($1,000.00).

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. As there is no minimum Offering, upon the approval of any subscription to this Offering Circular, the Company shall have the right to immediately deposit said proceeds into the bank account of the Company and may utilize the proceeds immediately in accordance with the Use of Proceeds. We expect to commence the offer and sale of the Shares as of the date on which the Offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the SEC.

Prior to this Offering, there has been no public market for our Common Shares. We consider to apply to list our Common Shares on the OTCQB and/or the New York Stock Exchange, or on other exchanges as considered acceptable by the directors of the Company. We consider to request a market maker to file Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) to obtain a trade symbol for our Common Shares. Such efforts may not be successful, and our Common Shares may never be quoted and owners of our Common Shares may not have a market in which to sell the Common Shares. In any event, our Common Shares will not be quoted on either Marketplace, until after the termination of this Offering. We have elected to comply with certain reduced reporting requirements for this Offering Circular and future filings after this Offering.

At this time a commissioned selling agent selling the Common Shares in this Offering has not been appointed. However, the Company expects to appoint such a selling agent in the future. The percent of commission to such a selling agent has not been determined yet but can be up to 10% of the proceeds from the sale of Common Shares.

No person has been granted a finder’s fee. However, the Company expects to pay finder’s fees in the future. The percent of commission to such a finder has not been determined yet but can be up to 10% of the proceeds from the sale of Common Shares.

No escrow agent has been appointed and there is no minimum sale set for this Offering.

This Offering is directed to anyone eligible under Regulation A, Tier 1.

The Company intends to have the Common Shares registered with state regulators in the states of Florida and New York. There is no guarantee that such a registration will be successful.

The Company itself does not restrict the transfer of Common Shares, but legal restrictions may apply. For further information please see the section “Description of Capital Stock”.

The Company is in the development stage, and it has not shown any profit in the in the last two fiscal years.

	Maximum Number of Shares	Offering Price	Commissions	Net Proceeds to the Company before expenses
Per Share	1	$1.00	-	$1.00
Total	20,000,000	$20,000,000	-	$18,000,000

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. PLEASE SEE THE DESCRIPTION OF RISK FACTORS ON PAGE 8 AND FOLLOWING THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. PLEASE SEE THE DESCRIPTION OF RISK FACTORS ON PAGE 8 AND FOLLOWING.

______________________________________________________________________________________

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE

COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE

SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES

COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED

UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is September 2, 2025

______________________________________________________________________________________

TABLE OF CONTENTS

1.OFFERING CIRCULAR SUMMARY AND THE COMPANY.6

2.RISK FACTORS.8

3.BUSINESS27

4.THE OFFERING OF COMMON SHARES.31

5.USE OF PROCEEDS.36

6.ACTUAL AND SIMULATED CAPITALIZATION OF THE COMPANY.37

7.DESCRIPTION OF CAPITAL STOCK.38

8.PLAN OF DISTRIBUTION.45

9.DIVIDEND POLICY.45

10.DILUTION.46

11.MARKET FOR OUR SECURITIES.46

12.DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.48

13.PRINCIPAL SHAREHOLDERS.51

14.CERTAIN RELATIONSHIPS, COMMITTEES, AND RELATED TRANSACTIONS.51

15.FEDERAL TAX ASPECTS.52

16.LEGAL MATTERS.52

17.AUDITED STATEMENTS.52

18.WHERE YOU CAN FIND MORE INFORMATION.52

19.INDEX TO FINANCIAL STATEMENTS.54

20.FINANCIAL STATEMENTS OF SAMARIUM GROUP.55

21.SAMARIUM GROUP CORPORATION - NOTES TO FINANCIAL STATEMENTS.59

22.MANAGEMENT'S DISCUSSION AND ANALYSIS.62

23.PART 3  -  EXHIBITS.66

24.SIGNATURES.67

______________________________________________________________________________________

1.OFFERING CIRCULAR SUMMARY AND THE COMPANY.

1.1.About Samarium Group Corporation.

Samarium Group Corporation (“Samarium” or the “Company”) is a corporation formed under the laws of the State of Delaware on November 23, 2020, under the name “AN Aurum Dynamics Corporation”  with the Delaware State File Number 4219753. On the 14th of December 2022 the Company was redomiciled to the State of Wyoming and obtained the State of Wyoming File ID 2022-001195980. On the 24th of April 2024 the Company changed its name to “House of Medici Corporation”. And then on the 31st of August 2024 the Company changed its name to “Samarium Group Corporation”, which remains valid as per the date of this filing.

The Company’s principal office is:

333 SE 2nd Avenue

Suite 2000
Miami, FL, 33131

The Company can be reached by telephone at +1 (561) 675-0566

1.2.Business Plan and Plan of Operations.

The Company’s business plan is to provide (1) software engineering, (2) civil engineering, (3) end-to-end software solutions, and to develop (4) the quantum navigation device “Sword of Durandal”, (5) the project “Cal Shaloud Network”, (6) and the project “Anaconda”.

In general, there are two key milestones that are planned:

a) INCREASE THE CLIENT BASE FOR SOFTWARE AND CIVIL ENGINEERING SERVICES:  The current plan is to organically increase the operations with a mix of social media marketing, participation in conferences and fairs as well as direct outreach the client base for software and civil engineering services. The personal network of the Company’s CEO Dr. Guido Demedici will be of assistance in that regard. Another possibility that currently is considered by the Company is to potentially acquire a competing cash-flow yielding end-to-end software engineering company. The main purpose of such an acquisition would to be to increase the client base and to bolster financial stability. However, no plans or decisions have been made in that regard nor is such an acquisition a fixed goal of the Company.

b) COMPLETE THE DEVELOPMENT OF THE “SWORD OF DURANDAL”:  The Sword of Durandal is a quantum navigation device that in the belief of Samarium has significant potential. At this time, it is not known whether and when a completion of the final product will be possible.

An in-depth business plan with financial projections for the next seven years with detailed expected project costs, revenue and income generation has been prepared by the Directors of the Company and is available for inspection by interested potential Investors. Such a business plan will be considered a forward-looking statement, which carries various risks, including but not limited to the inability to achieve the goals mentioned in the business plan and financial projections.

1.3.The Offering.

Shares of Common Shares offered by us	A maximum of 20,000,000 Common Shares at 1.00 (one) U.S. Dollar per one Common Share. There is no minimum number of Common Shares that must be sold by us for the Offering to close.

Use of proceeds

Samarium will apply the proceeds from the Offering to develop and markets its services and products according to the business plan mentioned under section 1.2. as well as for initial working capital, marketing and general and administrative expenses.

Termination of the Offering	The Offering will terminate at the earlier of: (1) the date at which 20,000,000 Shares have been sold, or (2) the date on which this Offering is terminated by the Company in its sole discretion.

Risk factors

The purchase of our Common Shares involves a high degree of risk. Currently no market for our Common Shares exists nor may ever exist.

Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in the Common Shares of the Company.

Trading Market

None. We will request a market maker to file a Rule 211 application with FINRA to obtain a trade symbol for our Common Shares. However, such efforts may not be successful, and our Common Shares may never be quoted and owners of our Common Shares may not have a market in which to sell the Common Shares. Also, no estimate may be given as to the time that this application process will require.

Even if Samarium’s Common Shares are quoted or granted listing, a market for the Common Shares may not develop.

As a company with no revenue during its last fiscal year, we will qualify as an "emerging growth company" as defined in the JOBS Act if and when we become a fully reporting company. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

• a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public Offering registration statement;

• an exemption to provide less than five years of selected financial data in an initial public Offering registration statement;

• an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

• an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

• an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

• reduced disclosure about the emerging growth company's executive compensation arrangements; and

• be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

As an emerging growth company, we will also be exempt from:

• Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

• Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require shareholder approval of executive compensation and golden parachutes.

• Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

• the first fiscal year following the fifth anniversary of this Offering,

• the first fiscal year after our annual gross revenues are $1 billion or more,

• the first fiscal year after our non-convertible debt securities are more than $1 billion in, or

• as of the end of any fiscal year in which the market value of our Common Shares held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Because of limitations that exist for an emerging growth company, we intend to become an Exchange Act Reporting Company after this Offering is completed. However, we cannot provide assurances as to the likely time period if and when this will be achieved.

1.4.Confirmation Of Issuer Eligibility.

To be eligible for Regulation A, a company must be organized and have its principal place of business in the United States or Canada. It cannot be a registered investment company, a "blank check" company, or an issuer of oil, gas, or mineral rights, and it must comply with state-specific requirements. Additionally, the company, and its principals, cannot be subject to "bad actor" disqualifications, such as SEC disciplinary orders or criminal convictions within a specified look-back period. The Management of the Company confirms that the Company is eligible for a Regulation A, Tier 1, Offering

2.RISK FACTORS.

You should be aware that there are various risks to an investment in our Common Shares. You should carefully consider these risk factors, together with all of the other information included in this Offering Circular, before you decide to invest in  Company.

The Company operates in a rapidly changing environment that involves a number of risks and uncertainties, some of which are beyond its control. Interested investors and prospective shareholders should carefully consider each of the risks and uncertainties described on the following pages and all other information in this Offering Circular before deciding to invest in the Common Shares. If any of the following risk events actually occur, the Company’s business, operating results and financial condition would likely suffer. In addition, the risks and uncertainties described below are not the only ones that the Company faces. Additional risks and uncertainties that the Company does not currently know of or that the Company currently believes to be immaterial may also adversely affect the Company’s business operations.

Any investment in the Common Share offered by this Offering Circular must be considered as highly speculative in nature and may involve various degrees of risks and should be considered for purchase only by Investors who can afford losses.  Statements made in this Offering Circular may contain forward-looking statements and are subject to many risks and uncertainties, including but not limited to, the failure of the ability of the Company to meet future capital needs, as well as to obtain additional funding in the future and difficulty, impracticability and/or impossibility in completing intended internal development. Actual results may differ materially from those anticipated and/or contained in this Offering Circular. Also, this Offering Circular may contain typographical or other unintentional errors, for which neither the Company, nor the Promoter, nor their Director(s), Officer(s) and Employee(s) can be held responsible or liable. Investors are encouraged to contact the Company for any questions or doubts (please see the contact details at the first page of this Offering Circular), or to consult with their counsel, broker, advisor or bank manager.

If any of the following risks were to develop, our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our Common Shares, if any, could decline, and investors may lose all or part of their investment. Some or all of the following risks may or may not apply to the Common Shares offered by this Offering Circular.

RISKS RELATED TO THE BUSINESS.

2.1. The Company Is An Early-Stage Company And Has Limited Financial Resources.

The Company is an early-stage company with a business plan to develop certain products and provide certain services, as mentioned above. Our management included an explanatory paragraph in our financial statements as of and for the year ended December 31, 2024, and the years prior that states that a lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern. This Offering Circular is a solicitation of capital for a newly established Company, that is associated with the typical speculative risks of an early-stage business. While the Company had been incorporated in 2020, it remained dormant and inactive for a number of years, until 2024, when the Company’s business plan began to take shape. Hence associated risks may be a lack of experience and a lack of Company business track records, which may have a negative impact on the profitability of its business. The business success depends on the ability of management of the Company to attract clients and to make profitable business transactions. Further, the Company may modify and alter its strategies from time to time in an attempt to better evaluate market conditions. As a result of such periodic modifications, it is possible that the business strategies used in the future may be different from those presently in use. No assurance can be given that the business strategies to be used will be successful under all ordinary market conditions.

2.2. Another  Pandemic Will Severely Impact Our Business.

The Coronavirus pandemic has shown how severe the social, financial and economic impact of contagious diseases can be. Should such a pandemic ever happen again, then our business plan will be severely impacted for an indefinite period of time. There are no assurances that another pandemic will not occur.

2.3. The Company Is And Will Continue To Be Completely Dependent On The Services Of Our CEO, Dr. Guido Demedici, The Loss Of Whose Services May Cause Our Business Operations To Cease, And We Will Need To Engage And Retain Qualified Employees And Consultants To Further Implement Our Strategy.

The Company’s operations and business strategy are completely dependent upon the knowledge and business connections of Dr. Guido Demedici. If he should choose to leave us for any reason or if he becomes ill and unable to work for an extended period of time before we have hired additional personnel, our operations will likely stagnate or fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this Form 1-A. We will fail without the services of Dr. Guido Demedici or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Dr. Guido Demedici naming Samarium as the beneficiary when and if we obtain the resources to do so and if he is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

2.4. Our CEO, Dr. Guido Demedici, Has No Significant Experience Managing A Public Company And No Meaningful Financial Reporting Education Or Experience And, Accordingly, Our Ability To Meet Exchange Act Reporting Requirements On A Timely Basis Will Be Dependent To A Significant Degree Upon Third Party Consultants And Advisors.

Dr. Guido Demedici has no significant experience managing a public company and no meaningful financial reporting education or experience. He is and will be heavily dependent on engaging and dealing with outside professional advisors, primarily lawyers and financial advisors/accountants who are and will not be affiliated with our independent auditors. We have no formal arrangements with professionals to help Dr. Guido Demedici and cannot provide any assurances that we will be able to establish arrangements with professionals on terms or costs that are acceptable or affordable to us.

2.5. We Will Be Limited In Completing Product Development, If We Don’t Secure Sufficient Funding In A Timely Manner Or If For Any Reason Funding Cannot Be Obtained.

We will be limited in completing our product development if our fund-raising efforts are not successful. While we try to offset any potential funding shortfalls with the sale and provisions of engineering services, there is no way of predicting if and how successful that strategy will be.

2.6. We Will Become Subject To The Periodic Reporting Requirements Of The Securities Exchange Act Of 1934, Which Requires Us To Incur Accounting And Legal Fees In Connection With The Preparation Of Such Reports. These Additional Costs Could Reduce Or Eliminate Our Ability To Fund Our Operations And May Prevent Us From Meeting Our Normal Business Obligations.

We will become subject to file periodic reporting requirements of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these regulations, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel or other professional has to review and assist in the preparation of such reports. The future costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Shares, if a market ever develops, could drop significantly.

2.7. We Have Only Two Directors.

We have only two directors, one of whom is our chief executive officer and the other is our majority shareholder and chairman. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like the decisions of the chief executive officer, compensation or audit issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders. We intend to hire two more independent directors as soon as this current funding round (this present Offering) will be successful.

2.8. Increased Competition May Result In Price Reductions And Decreased Demand For The Company’s Products And Services.

The Company competes both to attract new customers and to retain its existing customers if any. Growing competition may force the Company to reduce the price of its products and services, may reduce its revenues and gross margins or may decrease its market share, any of which could have a material adverse effect on the Company’s business, operating results and financial condition. The market is intensely competitive.

The Company’s competitors are diverse and offer a variety of solutions and products. Many of the Company’s competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, significantly greater name recognition and/or a larger installed client base than Samarium Group Corporation. In addition, several of the Company’s existing and potential competitors have well established relationships with some of the Company’s potential clients and strategic partners, have extensive knowledge and have the resources to enable them to surpass the Company. As a result, some of the Company’s competitors may be able to respond more quickly to new or emerging technologies or markets and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products and new technologies than Samarium Group Corporation. The Company also expects to face additional competition as established companies that are significant players in other vertical industries enter the market and as consolidation in the industry produces stronger competitors.

The Company also anticipates that it will face increasing competitive pressures as it continues to acquire additional “Tier 1” clients, thereby increasing the Company’s profile, as well as its reputational exposure in the event of any product defects or customer complaints. In addition, as the industry experiences further consolidation, the Company’s ability to pursue desirable acquisitions may be limited relative to that of its larger competitors.

2.9. The Company Must Attract And Retain Key Management And Other Skilled Personnel.

The economic success of the Company partly depends on its ability to hire and retain highly skilled management, sales, support, service, marketing and engineering and technical personnel. In particular, the Company depends heavily on the continued services and performance of its directors, members of its Executive Board and other senior managers and technical personnel. In addition, the Company relies on its technical and commercial staff for its products and services. The Company believes that in order to grow its business it will need to continue to hire and retain highly qualified employees with the requisite skills and expertise to support its growing client base. There is intense competition for such skilled personnel, and there is no guarantee that the Company will continue to be able to successfully and consistently meet its personnel recruitment goals. If the Company fails to recruit and retain the numbers and types of employees that it requires, its business, operating results and financial condition could be adversely affected.

2.10.The Company’s Business Could Be Adversely Affected If It Fails To Successfully Integrate Acquired Businesses.

The Company possibly intends to use a portion of the proceeds of this Offering to fund potential strategic acquisitions of one or more competitors. Although this is not a fixed business goal at this time, it is possible that acquisitions are used to expand the growth of the Company. Acquisitions typically involve numerous risks, including difficulties in the assimilation of the operations, technologies and personnel of the acquired business, the diversion of Management’s attention from other business concerns, the risk of entering markets in which the Company has no or limited prior experience and the potential loss of the key employees of the acquired company. Although the Company’s management was on occasion involved in acquiring other smaller businesses or business assets in the past, the failure to successfully integrate any acquired businesses or assets in the future could materially adversely affect the Company’s business, results of operations and financial condition. Moreover, future acquisitions by the Company may result in the use of significant amounts of cash, potentially dilutive issuances of equity securities and the incurrence of debt or amortization expenses related to intangible assets. Likewise, the inability of the Company to proceed with acquisitions that are material to its business could adversely affect its business, operating results and financial condition. The Company may also face currently unknown liabilities from past or potential future acquisitions.

2.11.The Company’s Results Of Operations Can Be Adversely Affected By Foreign Exchange Fluctuations.

The Company’s operating results, and financial position are reported in U.S. dollars, and it is expected to generate the majority of its revenues in U.S. dollars. Because of the Company’s intended multinational operations, however, a significant portion of its operating expenses and revenues may be incurred in currencies other than the U.S. dollars. In addition, the proceeds of the sale of the Common Shares will be denominated in United States Dollars.

Fluctuations in the value of the U.S. dollar relative to the other currencies in which the Company incurs operating expenses and generates some of its revenues or holds assets could adversely affect its results of operations or financial condition. In some jurisdictions the Company may sell its products and services in U.S. dollars to independent distributors who may, in turn, resell to clients in the local currency. In the event of the devaluation of the local currency against the U.S. dollar, the Company may, in the future, be forced to reduce the U.S. dollar price at which it sells its products and services. Due to constantly changing currency exposures and the volatility of currency exchange rates, the Company may experience currency losses in the future, and exchange rate fluctuations could affect the Company’s future results of operations and the comparability of its results between different financial periods.

2.12.The Company Relies On Third Parties.

The Company may implement its products and services both directly and indirectly through distributors, service partners, third party production facilities, and other strategic alliances. Failure to maintain and expand relationships with service and production providers and systems integrators could adversely affect the Company’s business, results of operations and financial condition.

2.13.The Company’s Use Of Professional Subcontractors May Negatively Impact Margins.

The Company currently retains and currently intends to continue to retain in the future, professional subcontractors in order to fulfil certain of its obligations vis-à-vis customers, in particular in the context of implementing its products. The Company’s use of subcontractors may impact negatively the Company's professional services gross margins. To the extent that the Company continues to use subcontractors in the future, this will continue to negatively impact the Company's services margins.

2.14.The Company’s Sales Cycle May Be Long And May Cause Its Operating Results To Vary Widely.

A client’s decision to purchase products or services may involve a significant commitment of its resources and is influenced by its budget cycles.  Consequently, the period between initial contact and the purchase of products may be often long and subject to delays associated with the lengthy budgeting, approval and competitive evaluation processes that typically accompany significant expenditures. Sales delays could cause the Company’s operating results to vary widely from period to period.

2.15.Seasonality May Cause The Company’s Quarterly Operating Results To Vary Widely.

The Company’s financial results may be subject to seasonal fluctuations. As a result of these seasonal factors, the Company’s quarterly operating results may fluctuate materially and could lead to volatility in the price of the Common Shares. In addition, the Company may on occasion have to draw on its working capital facilities to fund its cash needs.

2.16.The Company Faces Challenges Operating In A Rapidly Evolving Technological Environment.

Future revenues will depend, in significant part, on the Company’s successful development and implementation of enhanced versions of its products and services. There can be no assurance that the Company will not experience difficulties that delay or prevent the successful development, introduction, marketing and licensing of enhancements to its products and services.

2.17.Undetected Errors Or Defects In The Company’s Products And Services.

The Company’s products could contain errors or defects that the Company has not been able to detect and that could adversely affect the performance of the products and services and negatively impact the demand, therefore. Any claim brought against the Company as a result could be expensive to defend and require the expenditure of significant resources, regardless of the result.

2.18.The Company May Be Unsuccessful In Completing Or In Achieving Broad Acceptance Of Its Product And Services.

The Company has limited experience in marketing, selling and servicing its products and services, and may fail to achieve significant and sustained market acceptance.

2.19.The Company’s Business Can Be Adversely Affected By Problems Associated With International Operations.

The Company’s future revenue growth depends on the successful continued expansion of its development, sales, marketing, support and service organizations, through direct or indirect channels, in the various countries around the world where its current and potential clients are located, including in many developing or newly industrialized countries. Such expansion will require the opening of new offices, hiring new personnel and managing operations in widely disparate locations with different economies, legal systems, languages and cultures, and will require significant Management attention and financial resources. The Company’s operations are also affected by other factors inherent in international business activities, such as:

•differing economic and business conditions, including volatility and potential instability in emerging markets;

•difficulties in staffing and managing foreign operations;

•the complexity of managing different tax structures;

•differing import and export licensing and other legal requirements;

•tariffs and other restrictions on trade;

•limited protection for intellectual property rights in some countries;

•exposure to varying legal standards;

•political and economic instability, outbreaks of hostilities, international embargos and boycotts; and

•longer accounts receivable payment cycles.

2.1.The Company’s Business Could Be Adversely Affected If The Company Is Unable To Protect Its Proprietary Technology.

The Company may rely upon a combination of copyright, trademark and trade secrecy laws, trade secrets, confidentiality procedures, contractual provisions and license arrangements to establish and protect its proprietary rights. The Company may enter into agreements with its employees, partners, distributors and clients that seek to limit the distribution of and otherwise protect its proprietary information. The Company cannot give any assurances that the steps taken to protect its proprietary rights, however, will be adequate to deter misappropriation of its proprietary information. In addition, the Company may not be able to detect unauthorized use of its intellectual property or take appropriate steps to enforce the Company’s intellectual property rights. The laws of certain countries in which the Company sells its products do not protect its software and intellectual property rights to the same extent as the laws of the United States. Unauthorized copying or misuse of products or the Company’s proprietary information could result in its competitors Offering products that incorporate features equivalent to the Company’s most technologically advanced features, which could have a material adverse effect on the Company’s business, results of operations and financial condition. Moreover, litigation, which could involve significant financial and Management resources, may be necessary to enforce the Company’s intellectual property rights.

2.2.Others Could Claim That The Company Infringes On Their Intellectual Property.

Although the Company believes that its products and services do not infringe upon the intellectual property rights of others, and that the Company has all the rights necessary to utilize the intellectual property employed in its business, the Company is subject to the risk of claims alleging infringement of third-party intellectual property rights, including in respect of intellectual property that has been developed by third parties and acquired by the Company in business or asset purchase transactions. These claims could require the Company to spend significant sums in litigation costs, pay damages, expend significant Management resources, experience shipment delays, enter into royalty or licensing agreements on unfavorable terms, discontinue the use of challenged trade names or technology, or develop non-infringing intellectual property. The Company’s liability insurance – if any - does not protect it against the risk that its own or licensed third-party technology infringes the intellectual property of others. Therefore, any such claims could have a material adverse effect on the Company’s business, operating results and financial condition.

2.3.Failure To Comply With The Terms Of The Company’s Credit Facilities Could Materially Adversely Affect Its Liquidity And Therefore The Company’s Results Of Operations.

The Company at this time does not have any credit facilities in place. But if the Company were to accept credit facilities, those facilities will contain financial and negative covenants, undertakings and events of default provisions. In certain instances, such as events of defaults relating to the loss of certain key members of Management or key customers, or the purchase by any party of a 25 per cent or more interest in the Common Shares, compliance with the provisions of the credit facilities is largely outside of the Company's control. Moreover, the facilities contain cross-default provisions such that a default under another debt instrument, such as the Common Shares, could result in a default under the credit facilities and acceleration of the debt thereunder. The potential inability of the Company to draw under the credit facilities to satisfy its working capital requirements and/or the impact on the Company of any cross-acceleration or cross-default provisions could have a material adverse effect on the Company’s business, results of operations and financial condition.

2.4.Internal Controls May Not Effectively Address All Material Risks Affecting The Company.

Although the Company considers the controls and procedures it currently has in place to minimize the financial reporting, legal, disclosure and other regulatory risks associated with its business to be adequate for its purposes, the Company recognizes that the efficacy of some of these controls and procedures depends significantly on input from external legal and other advisers and all of these controls and procedures need to be kept under regular review. There can be no assurances that the Company will be able to identify and adequately remedy failures or weaknesses in the internal controls and procedures of the Company.

2.5.Risk from Limitation of Liability.

The Company is a legal entity with limited liability. Accordingly, the Company’s liability to Investors individually and as a whole is restricted to their net assets.

2.6.Audit of Annual Accounts.

Monitoring of the Company by the (Board of) Director(s) will be supplemented by the audit of the annual accounts including a comprehensive audit report by a Certified Public Accountant commissioned for the purpose. The audit and report by the Certified Public Accountant does not, however, imply any guarantee of the commercial success of the Company.

In addition, the substantial costs of auditors and accounting services and the recent price increases will expose the Company to an additional financial risk.

2.7.Control of the Company.

The shareholders of the issued Common Shares of the Company exercise a controlling influence over all material decisions relating to the business of the Company.

2.8.Early Stage of the Company & Limited Operational Experience.

The Company has been incorporated in United States in 2020 and has had a slow pace of development and had been effectively dormant for the first two years. The Company has been engaged in enhancing and preparing their organization including commencement of research programs and the recruitment of additional senior managers, employees, advisors, service providers and licensing partners. The operational experience is therefore limited and hence may represent a risk. Investors need to recognize and appreciate the fact the Company is in a very early stage of development and has limited operational, technical and business experience.

2.9.Expansion of Activity and Control of Growth.

A rapid growth possibly represents a burden upon the financial results. Its future operating results may depend on whether the management will in future succeed in putting into practice and optimizing activities in the fields of activity, especially in the business sectors of the Company, but also in sales and marketing as well as client and Investor loyalty and in strengthening operational and financial control systems at the same time as expanding, training and optimizing its staff. Should they not succeed here, this could have a major impact on returns on sales and the profitability.

2.10.Intellectual Property Rights of Third Parties.

As in many countries (particularly the United States of America and Canada), patent applications are kept secret until the patent is granted and the publication of discoveries in the relevant scientific literature often lags behind the actual discoveries, the Company cannot be certain that they are the first to discover the objects of its patent applications or patents or that they are the first to apply for a patent on such an invention. The Company may therefore possibly have to enter into proceedings with the United States Patent and Trademark Office (hereinafter known as ‘PTO’) or the respective Patent and Trademark Office in any other country or a court action for the establishment of prior right over inventions, both of which can lead to considerable expense for the Company. Furthermore, the Company cannot predict whether its own patent applications or those of its affiliated companies or those of its competitors will lead to valid patents being granted. The Company could also be involved in cost intensive proceedings, which could be commenced by the PTO or any other regulatory authority in any other country in order to establish priority of invention. It cannot be guaranteed that the results of court actions or proceedings to establish prior right will go in the favor of the Company that the Company will be in a position to acquire licenses or, in the event of licenses being acquired, that they can be licensed out at reasonable cost. The danger of such judicial or administrative proceedings on the validity of patent or the establishment of prior right does not exist only in the USA but in all countries in which the Company and its affiliated companies or third parties rely on and refer to their patent rights. In any case, such judicial and administrative proceedings are time and hence cost intensive. Even in the event of it being possible for the Company to win them in the end, this also means funds being tied up which may have a negative effect on the liquidity of the Company and its affiliated companies. If the Company has to defend itself against patent infringement claims or has to protect its own proprietary rights against third parties, this could give rise to substantial costs irrespective of the outcome of the proceedings. Such judicial proceedings often spread out for a long time and the result is often uncertain. Judgments against the Company could lead to substantial liabilities to third parties and compel the Company to significantly change business and investment strategies. The above-mentioned risks may also affect the Company only indirectly, for example if one of the companies in the investment portfolio of the Company or if one of the with the Company affiliated companies is exposed to such risks.

2.11.Legal Risks.

The assets of the Company are located –depending on where the business transactions or investments are made – inside and outside of the United States. Court decisions or any other legal steps against the Company therefore may be difficult or even useless. There is no guarantee that the Company may not suffer substantially from lawsuits and other legal action directed for whatever reason against it. The Company may be the target of abusive lawsuits or litigation. The Company or its Directors/Officers and employees may commit an error which would subject the Company to litigation and other legal proceedings.

2.12.Financial Risks and Variations from Plan.

Over and above the business risks explained above, further risks may result from future economic reality differing from the business and profit development forecasts. For both the planning for business on finance, the times, sales figures and earnings that form the basis for the planning of the business transactions and the anticipated burden of costs are based on the estimates of the management of the Company. Risks therefore exist as to whether they will actually come about. In addition, the maintenance of sufficient liquidity is assumed in the forecasts on profits, distribution and growth of Share prices. There is a risk of the corporate liquidity position not allowing profits to be paid out in full or on schedule. Furthermore, there is no certainty in respect of the planned earnings expectations or costs incurred so that it is necessary to refer to the risks in the earnings and costs evolution forecast on which they are based. Further conditions for the forecast returns to materialize are the volume of subscriptions going to plan and the permanency and conformance to contract of the deposits made by the Investors. Should these expectations implicit in the Offering Circular not be met, negative effects on the forecast returns cannot be ruled out. The capital subscribed by Investors becomes part of the assets of the Company and is used both for business purposes and to cover the current expenses and the expenses of the whole group. Therefore, subscriptions by shareholders may not immediately be invested in net asset creation but may be partially used to finance issue, sales, design, consultancy and administration costs.

2.13.Competition.

The business of the Company is extremely competition oriented, a trend that should increase further. The increasing competition could lead to reduced profit together with a loss of market Share, which could at any time have negative effects on the financial results. Substantial competitive factors include technological leadership, performance, low administration costs, scope of customer service and training services and the capability for continuous improvement. It cannot be assumed with certainty that the Company will be able to achieve, increase or maintain its market Share and performance or that the competitive position will not substantially influence its business activities, financial position and annual results.

2.14.No Guarantee of Profits.

The Company expects also to take losses resulting from its investment and business activities. At present the Company cannot make guarantees of sufficient profits being generated. There is no assurance that there will be a profit, and substantial losses as well as gains can occur anytime. A total loss is possible.

2.15.Internationalization and Currency Influences.

The international business activity may be subject to potential deterioration in the general economic conditions in individual countries, the overlap of disparate tax systems and unexpected changes in legal provisions. This may have a negative impact on profits.

2.16.Reliability of Opinions and Forecasts.

The future related assumptions and statements reproduced in this Offering Circular and in other publications (including the Company’s websites https://www.samarium.group and https://my.samarium.group) may involve opinions of and forecasts by the management of the Company. They give the current view on possible future events, which are in any event uncertain. A multiplicity of factors can lead to events as they actually occur differing substantially from the position originally forecasted.

2.17.Risks regarding Doing Business in Foreign Markets and Countries.

The Company may trade and do business outside the country of residence of the Investor and outside the USA. Participation in business transactions outside the country of residence of the Subscriber involves the execution and clearing of business transactions on or subject to the rules of a foreign market. None of the Securities Regulatory Authorities or exchanges in the USA regulates activities of any foreign markets, including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rule of a foreign market or any applicable foreign laws. Generally, the foreign transaction will be governed by applicable foreign law. This is true even if the foreign market is formally linked to a market in the country of residence of the Investor so that a position taken on the market may be liquidated by a transaction on another market. Moreover, such laws or regulations will vary depending on the foreign country in which the transaction occurs. For these reasons, customers who execute investments may not be afforded certain of the protective measures provided by legislation and the rules of exchanges in the country of residence of the Investor. In particular, funds received from Investors for the planned business transactions may not be provided the same protection as funds received in respect of transactions on exchanges and markets in the country of residence of the Investor.

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2.18.Physical Location of Investors’ Capital May Change.

Money invested by Investors into the Company may be held outside the country of residence of the Investor, and outside the USA, depending on the ongoing investment activities and other business activities of the Company. This might involve unknown and unspecified risks for the Investor and the economic situation of the Company.

2.19.No Assurances on Achieving Objectives.

There is no assurance that the Company will be able to achieve its business objectives and appreciation objectives or that the Company’s business and asset portfolio will earn any return or will return to Investors an amount in excess of the original issue price of the Common Shares. There is no assurance that the Company will be able to pay dividends even if planned.

2.20.Counterparty Credit Risk.

In entering into business activities, the Company will be exposed to the credit risk associated with the Counterparties as well as the risk that the Counterparties will not satisfy their respective obligations under the Forward Agreements on a timely basis or at all. The Company’s exposure to the credit risk associated with the Counterparties may be significant. In purchasing call or put options or entering into forward or future contracts, the Company is subject to the credit risk that its counterparty (whether a clearing corporation, in the case of exchange traded instruments, or other third party, in the case of over-the-counter instruments) may be unable to meet its obligations.

2.21.Sensitivity to Interest Rates.

The market price of the Common Shares may be affected by the level of interest rates prevailing from time to time. In addition, the Company's net asset value and income may be highly sensitive to interest rate fluctuations. In addition, any decrease in the net asset value and income of the Company resulting from an increase in interest rates may also negatively affect the market price of the Common Shares. shareholders who wish to redeem or sell their Common Shares may be exposed to the risk that the net asset value or income per Common Share or the market price of the Common Shares will be negatively affected by interest rate fluctuations.

2.22.Foreign Currency Risk.

As the Company will be doing business internationally it may be affected by fluctuations in the respective currency and the currency exchange rates.

2.23.Cryptocurrency Exposure Risk – Crypto Exchange Risk.

The Company’s current assets at this time consist of a material amount of cryptocurrency. These assets may be subject to substantial changes, fluctuations and variations in value. In addition, there may not be a market for those cryptocurrency assets and consequently a sale might turn out to be difficult or impossible, depending on the market situation.

The Company may consider a listing of tokenized Common Shares on one or more crypto exchanges. If done, this will expose the Company further to the risks associated with crypto markets, including potentially a total loss.

The crypto markets are subject to all the in this Offering Memorandum mentioned risk factors. The crypto markets are subject to a variety of additional risks, which are not described in all detail in this Offering Memorandum, but which can jointly or individually lead to a total loss of your investment. The crypto markets are risky and highly speculative in nature and are not suited for risk-averse investors.

2.24.Foreign Market Exposure.

The Company’s business and asset portfolio may, at any time, include securities of companies established in jurisdictions outside Canada and the United States. Although most of such companies will be subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to Canadian and U.S. companies, some companies may not be subject to such standards and, as a result, there may be less publicly available information about such companies than a U.S. Company. Volume and liquidity in some foreign stock markets may be less than in the U.S. and, at times, volatility of price may be greater than in the U.S. As a result, the price of such securities may be affected by conditions in the market of the jurisdiction in which the Company is located or its securities are traded.

2.25.Limited Operating History.

The Company is an entity with no or limited previous operating history. There is currently no liquid public market for the Common Shares and there can be no assurance that an active public market will develop or be sustained after completion of the Offering.

2.26.Tax Risks.

Tax laws are subject to ongoing changes. We rely on outside advice regarding taxes. This advice  from service providers could be wrong or we could be subject to non-refundable income tax on transactions that we considered to be tax-exempt. The Company is also exposed to tax risk from foreign countries where it does business.

2.27.Deductibility of Expenses.

There is no established United States Customs and Revenue Agency administrative position on the deductibility of certain expenses and outlays which may be incurred by the Company from time to time in connection with its business activities. The Company generally intends to adopt a tax filing position which is consistent with the characterization of such fees and expenses under generally accepted accounting principles. The United States Customs and Revenue Agency may recognize certain expenses as non-deductible for tax filings and as a result the tax burden of the Company could increase.

2.28.Risk of Involvement.

The Company and its managers, consultants and advisors may be engaged in a wide range of investment management, investment advisory and other business activities, and thus their services are not exclusive to the Company and nothing in the Offering Circular (or any other agreement) prevents the Company, its Director(s), managers, consultants and advisors or any of their affiliates from providing similar services to other companies and/or investment funds and other clients (whether or not their investment objectives, strategies and policies are similar to those of the Company ) or from engaging in other activities. It is assumed that investment and business decisions for the Company will be made independently of those made for other clients or parties.

2.29.Conflicts of Interest.

The relationships between the management, the Company, its Director(s), managers, consultants and advisors, and other (related) enterprises may create conflicts of interest and shall be published on the web site of the Company in a notice to shareholders. The compensation for the Company’s management has not been determined pursuant to arm’s-length negotiations. The Company and its Directors believe that they will have the resources necessary to fulfill its management obligations to all entities for which it is responsible. The shareholders of the Common Shares have a dominating and controlling role in the business of the Company. The Company’s Director(s), managers and advisors may provide business services to other clients, which could result in conflicts of interest. A risk of involvement may arise from members of the bodies of the Company being associated with important contractual partners in terms of Company law (by capital) or by membership of their management or supervisory bodies or performing equivalent duties or control functions with such contractual partners. Collaborations between individual companies or groups of companies or bodies of companies and their management can exist as follows: (1) Capital investments or business transactions by one Company, its shareholders, or corporate management in important contractual partners; (2) Personal investments and business transactions in important contractual partners; (3) Capital and/or personal investments and business transactions of important contractual partners with one another.

Involvements of the above types can have passing effects on the decision process that goes on within a Company or group of companies so that conflicts of interest or the concatenation of erroneous decisions cannot be ruled out either generally or in individual cases. There is no right to receive compensation for damages resulting from errors out of such risks or conflicts of interests.

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2.30.Interest of Director(s) and Others in Material Transactions.

In accordance with the requirements of the United States securities regulatory authorities the Company will undertake to inform shareholders about the participation and involvement of its officers and Director(s) in material transactions that may affect the Company.

2.31.Errors and Omissions.

The Company has written and completed this Offering Circular on a best effort basis. However, this Offering Circular may contain unintentional errors, typographical mistakes and misspellings or incorrect phrasings or words for which no liability can be granted; neither the Company(s) nor their Director(s), managers, officer, advisors and other team members can be held liable for these errors and therefore entirely decline any responsibility. Neither shareholders nor Prospective Investors may ask for any compensation whatsoever due to such unintentional errors, typographical mistakes and misspellings or incorrect phrasings or words. If such an error is discovered, the Company will address the issue and correct it at its discretion in such a way that fulfills the original purpose or original intent.

2.32.Other Unknown Risks.

There are several other possibly unknown risks associated with the activities of the Company. There may exist risks which at this time are unknown, or not known for whatever reason, to the management of the Company, despite best efforts. Neither the Company nor its Directors nor its Officers can be held liable and responsible for any risk that for whatever reason is not known to them.

2.33.Not All Risks Disclosed.

The brief risk statements in this Offering Circular cannot disclose all of the risks and other significant aspects of participating in the Company, therefore, in addition to a careful study of this Offering Circular, you should inform yourself of the risks involved before you decide to participate in this additional risk factors are set out in this Offering Circular. Furthermore, neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the matters discussed herein subsequent to the date of publication.

2.34.Blind Pool Risk.

An investment in the Company is of a blind-pool nature. This means that, at the time of the Investor’s purchase of Common Shares, individual business plans and/or their exact conditions may not yet have been established either at all or definitively. It must therefore be pointed out that despite careful consideration and weighing of the selection criteria and despite the market analyses and strategies carried out for future business projects, because of unforeseeable developments profits may not materialize or losses may arise. Despite very careful analysis, project planning and the detailed development of a business strategy, there is no assurance that there will be a profit, and substantial losses as well as gains can occur anytime.

2.35.Project, Product and Service Risk.

The Company’s projects and services carry like most other projects the risk that they cannot be developed into finished working products. There is no guarantee that any of the projects or products are successful, including but not limited to the projects “Sword of Durandal”, “Cal Shaloud Network”, and “Anaconda”.

2.36.No Redemption – Exchange Listing.

The Common Shares are not redeemable and will have to be sold by the shareholders either on the secondary market, if any, or through private transactions. A listing of the Common Shares on a suitable stock exchange or crypto exchange cannot be guaranteed.

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RISKS RELATED TO OUR COMMON SHARES.

2.37.There May Be Limited Liquidity In The Market For The Common Shares.

There is no established trading market for the Common Shares. There can be no assurance regarding the future development of a market for the Common Shares, or the ability of shareholders to sell their Common Shares, or the price at which such holders may be able to sell their Common Shares. The liquidity of any market will depend upon the number of shareholders, the market for similar securities, the interest of securities dealers in making a market in the Common Shares and other factors. A liquid trading market may not develop for the Common Shares.

2.38.Investor Considerations.

Potential Investors should, in addition to the remainder of the information contained in this Offering Circular, examine the herein mentioned risk factors carefully before making a decision to purchase Common Shares. The risks mentioned in this Offering Circular do not constitute a complete list of the risks. Additional risks that are currently not known or that, in the view of the Company are not substantial may also influence its commercial position. The commercial and financial position and profitability of the Company could be substantially impaired by any of these risks. The purchase of Common Shares are a business arrangement that may lead to the loss of the capital invested. In addition, certain publications (including the website) may contain future related statements that are bound up with risks and uncertainties. Because of particular factors including the risks described below and elsewhere in this Offering Circular, the actual financial results may differ substantially from those forecasts. There is no assurance that the business strategy and investment approach of the Company will be successful or that it will achieve its investment objectives. Accordingly, the value of the Common Shares may go significantly down as well as up and Investors may not recover the amount initially invested. Furthermore, past performance is not necessarily a guide to future performance. An investment in the Common Shares is speculative and prospective investors should consider the following risks before subscribing for Common Shares.. Other currently not known risks may appear and negatively influence anytime the business of the Company.

2.39.Risk Associated With Par Value.

There is no guarantee that the par value can be upheld at an initial public offering of the Common Shares on an exchange, and the price of the herein offered Common Shares may be in fact lower at the stock exchange than their original sales price.

2.40.Our Offering Is Being Conducted On A “Best Efforts” Basis And Does Not Require A Minimum Amount To Be Raised. As A Result, We May Not Be Able To Raise Enough Funds To Fully Implement Our Business Plan, And Our Investors May Lose Their Entire Investment.

The Offering of Common Shares is on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment.

2.41.You Will Experience Immediate And Substantial Dilution As A Result Of This Offering.

You will incur immediate and substantial dilution as a result of this Offering. Purchasers may be diluted by more than 75% of their purchase value depending on how many Common Shares are sold. A table further down in this Offering Circular specifies the details.

2.42.Shareholders May Be Diluted Significantly Because Of The Issuance Of Convertible Financial Instruments Through Our Efforts To Obtain Financing And Satisfy Obligations Through Issuance Of Additional Common Shares.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations or other products. In many instances, we believe that the non-cash consideration will consist of restricted shares of our Common Shares. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued Common Shares. In addition, if a trading market develops for our Common Shares, we may attempt to raise capital by selling Common Shares, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute Common Shares book value, and that dilution may be material.

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2.43.The Interests Of Shareholders May Be Hurt Because We Can Issue Common Shares To Individuals Or Entities That Support Existing Management With Such Issuances Serving To Enhance Existing Management’s Ability To Maintain Control Of Our Company.

Our two directors own a significant majority of outstanding Common Shares. In addition, our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued Common Shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Although transactions, other than those described in this Offering Circular, are not currently being contemplated or discussed, our ability to issue Common Shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company or participate in other transactions, including entering into possible business combinations, without the support of other shareholders.

2.44.Our By-Laws Provide For Indemnification Of Officer And Directors At Our Expense And Limit Their Liability That May Result In A Major Cost To Us And Hurt The Interests Of Our Shareholders Because Corporate Resources May Be Expended For The Benefit Of Officers And/Or Directors.

Our By-Laws provide that the Company indemnify its officers and directors to the fullest extent allowed under the laws of the State of Wyoming. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our Common Shares, if such a market ever develops.

2.45.Currently, There Is No Established Public Market For Our Securities, And There Can Be No Assurances That Any Established Public Market Will Ever Develop And, Even If Trading Begins, It Is Likely To Be Subject To Significant Price Fluctuations.

Prior to the date of this Offering Circular, there has not been any established trading market for our Common Shares, and there is currently no established public market whatsoever for our securities. We will approach a market maker to file an application with FINRA on our behalf so as to be able to quote the Common Shares on the OTCQB or New York Stock Exchange or any other – in the opinion and discretion of the management of the Company - acceptable exchange upon the qualification of our Offering statement of which this Offering Circular is a part and the subsequent closing of this Offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require or that any buying of our Common Shares will ever take place. A public market may potentially develop if we are able to list tokens representing the Common Shares on a crypto exchange; there is no guarantee for that to happen despite best efforts.

2.46.Any Market That Develops In The Common Shares Of The Company May Become Subject To The Penny Stock Regulations And Restrictions Pertaining To Low Priced Stocks That Will Create A Lack Of Liquidity And Make Trading Difficult Or Impossible.

It is possible that our Common Shares may become considered a “penny stock” in the future. Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affect any market liquidity for our Common Shares.

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2.47.Our Board Of Directors Has The Authority, Without Stockholder Approval, To Issue Preferred Stock With Terms That May Not Be Beneficial To Holders Of The Common Share And With The Ability To Affect Adversely Stockholder Voting Power And Perpetuate Their Control.

Our articles of incorporation allow us to issue Common Shares of preferred stock without any vote or further action by our stockholders.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. Thus, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of Common Shares.

2.48.The Ability Of Our Executive Officers And Directors To Control Our Business May Limit Or Eliminate Minority Shareholders’ Ability To Influence Corporate Affairs.

Our executive officers and directors beneficially own more than 75% of the currently outstanding Common Shares. Because of this beneficial stock ownership, they will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval, including potential mergers or business changes, and determine our policies. The interests of our executive officers and directors may differ from the interests of other shareholders with respect to the issuance of Common Shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The other shareholders would have no way of overriding decisions made by our executive officers and directors. This level of control may also have an adverse impact on the market value of our Common Shares because our executive officers may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of Common Shares to significantly decrease our price per Common Share.

2.49.A Significant Portion Of Our Presently Issued And Outstanding Common Shares Are Restricted Under Rule 144 Of The Securities Act, As Amended. If And When The Restriction On Any Or All Of These Common Shares Is Lifted, And The Common Shares Are Sold In The Open Market, The Price Of Our Common Shares Could Be Adversely Affected.

A significant portion of the presently outstanding Common Shares are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer or 12 months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his/her Common Shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell Common Shares in excess of 1% of the Company’s outstanding Common Shares each three-month period. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of Common Shares of present stockholders, may have a depressive effect upon the price of the Common Shares in any market that may develop.

2.50.We Do Not Expect To Pay Cash Dividends In The Foreseeable Future.

We have never paid cash dividends on our Common Shares. We do not expect to pay cash dividends on our Common Shares at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our Common Shares, return on your investment, if any, will depend solely on an increase, if any, in the market value of our Common Shares.

2.51.As An Emerging Growth Company, Our Independent Auditor Is Not Required To Attest To The Effectiveness Of Our Internal Controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

2.52.Because We Are Not Subject To Compliance With Rules Requiring The Adoption Of Certain Corporate Governance Measures, Our Stockholders Have Limited Protection Against Interested Director Transactions, Conflicts Of Interest And Similar Matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and New York Stock Exchange Market and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, our president and our only other officer have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

2.53.Our Common Shares May Not Become Eligible To Be Traded Electronically Which Would Result In Brokerage Firms Being Unwilling To Trade Them.

If we become able to have our Common Shares quoted on a stock exchange, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our Common Shares to trade electronically. If an issuer is not “DTC-eligible,” then its Common Shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that Common Shares of a company will not be traded (technically the Common Shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions. What this means is that while DTC-eligibility is not a requirement to trade on an exchange, it is a necessity to process trades if a company’s stock is going to trade with any volume. There are no assurances that our Common Shares will ever become DTC-eligible or, if they do, how long it will take.

2.54.Upon The Completion Of This Offering, We Expect To Elect To Become A Public Reporting Company Under The Exchange Act, And Thereafter Publicly Report On An Ongoing Basis As An “Emerging Growth Company” Under The Reporting Rules Set Forth Under The Exchange Act. If We Elect Not To Do So, We Will Be Required To Publicly Report On An Ongoing Basis Under The Reporting Rules Set Forth In Regulation A For Tier 1 Issuers. In Either Case, We Will Be Subject To Ongoing Public Reporting Requirements That Are Less Rigorous Than Exchange Act Rules For Companies That Are Not “Emerging Growth Companies”, And Our Stockholders Could Receive Less Information Than They Might Expect To Receive From More Mature Public Companies.

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

 • not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

• taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

• being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

• being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, although if the market value of our Common Shares that is held by non-affiliates exceeds $700 million before that time, we would cease to be an emerging growth company.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for emerging growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. If we elect not to become a public reporting company our Common Shares will not be permitted to trade on a national securities exchange such as the New York Stock Exchange.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders would receive less information than they might expect to receive from more mature public companies.

2.55.Our Financial Statements May Not Be Comparable To Those Of Companies That Comply With New Or Revised Accounting Standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Because the JOBS Act has only recently been enacted, we cannot predict if investors will find our Common Shares less attractive because we may rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our stock price may be more volatile.

2.56.Our Status As An “Emerging Growth Company” Under The JOBS Act OF 2012 May Make It More Difficult To Raise Capital When We Need To Do So.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

If we are not an Exchange Act Reporting Company we will also be limited in the types of securities we can issue in exchange for funds and/or services.

2.57.We Will Not Be Required To Comply With Certain Provisions Of The Sarbanes-Oxley Act For As Long As We Remain An “Emerging Growth Company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

2.58.Reduced Disclosure Requirements Applicable To Emerging Growth Companies May Make Our Common Shares Less Attractive To Investors.

As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Shares less attractive because we may rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our stock price may be more volatile.

2.59.Our Share Price May Be Highly Volatile Once Listed On An Exchange.

The trading price of the Common Shares – provided that we have successfully managed to list the Common Shares on an exchange for trading - may be subject to fluctuations as a result of numerous factors including, but not limited to, variations in the periodic operating results or financial condition of the Company or the Company, changes in investor perceptions of the Company and the Company, the depth and liquidity of the market for the Common Shares and changes in actual or forecasted global or regional economic conditions or conditions in the banking or banking software industries. In addition, the global stock markets have from time to time experienced extreme price and volume fluctuations, notably in response to changes in interest rates and credit spreads. Any such broad market fluctuations may adversely affect the trading price of the Common Shares. Developments and changes in securities analyst recommendations regarding the Shares may also influence and bring volatility to the price of the Common Shares. The market price of the Common Shares into which the Common Shares are convertible may be subject to fluctuations. The market price of the Common Shares may fluctuate, depending upon many factors, including:

•market expectation of the Company’s performance or financial condition;

•fluctuations in the Company’s financial position or operating results;

•fluctuations of interest rates in general;

•general market and economic conditions;

•announcements by the Company and developments affecting the Company, its business and customers and suppliers and the markets in which the Company competes;

•changes in senior management and/or the board of directors;

•price and trading volume of the markets where the Shares are traded;

•investor perception of the success and impact of the Offering;

•future Offerings of equity securities or conversion rights into equity securities of the Company.

As a result of these or other factors, the Common Shares may trade at prices significantly below their market price at the commencement of this Offering.

In addition, securities markets in general have from time to time experienced significant price and volume fluctuations. Such fluctuations, as well as the economic situation of the financial markets as a whole, can have a substantial negative effect on the market price of the Shares, regardless of the operating results or the financial position of the Company. Developments in, and changes to securities analyst recommendations regarding the Company’s industry may also influence and introduce volatility to the price of the Shares in the market. Any such broad market fluctuations may adversely affect the trading price of the Common Shares. No assurance can be given that the public trading market price of the Common Shares will reach or exceed the original purchase price.

2.1.The Absence Of A Credit Rating May Make It More Difficult For The Shareholders To Benchmark Their Investment.

The absence of a credit rating for the Company may make it more difficult for the shareholders to benchmark their investment or to become aware of any adverse change in the credit of the Company.

2.2.The Common Shares May Be Secured Indebtedness And Will Rank Equally With All Existing And Future Secured Indebtedness.

The Common Shares and the Guarantee of the Company relating to the Common Shares may be secured indebtedness of the Company, respectively, and in such case will rank equally in right of payment with all the Company’s respective existing and future secured indebtedness. In addition, the Common Shares will be effectively subordinated to all of the Company’s respective future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and other liabilities of the Company’s respective subsidiaries. The terms and Conditions of the Common Shares do not limit the amount of additional indebtedness that the Company’s respective subsidiaries can create, incur, assume or guarantee.

2.3.The Shareholders’ Claims May Be Structurally Subordinated To The Claims Of Certain Third-Party Creditors.

The Company may have direct and indirect subsidiaries, including the Company itself. The Company may use a portion of the net proceeds of the Offering to finance loans to others of these direct and indirect subsidiaries, which may in turn make further loans within the Company. These direct and indirect subsidiaries may agree among themselves or with third-party creditors to subordinate their claims arising from any loans to the claims of such third-party creditors. This structure results in de facto subordination, or so-called “structural subordination”, of the shareholders’ claims under the Common Shares. As a result of this structure, in the event of the liquidation of one or more of these direct and indirect subsidiaries, the claims of other third-party creditors may be satisfied in priority to inter-Company claims, and therefore in priority to the shareholders' claims under the Common Shares.

2.4.A Sale By Major Shareholders Could Adversely Affect The Share Price.

Should shareholders of the Company sell substantial numbers of Common Shares held by them or should rumors to this effect circulate, this could have an adverse effect on the share price of the Share and the ability of the Company to raise further capital in the future.

2.5.Common Shares Or Its Tokens May Be Illiquid.

Most exchanges limit fluctuations in prices during a single day through “daily limits“. Daily limits prevent investments from being executed during a given trading day at a price above or below the daily limit. Once the price of a security or derivative has moved to the limit price, it may be difficult, costly or impossible to liquidate a position. While daily limits may reduce or effectively eliminate the liquidity of a particular market, they do not limit ultimate losses; as such limits apply only on a day-to-day basis. General economic stabilization programs may also lead to widespread limitations on the permissible fluctuations of prices. Investors and shareholders must be aware that an investment into Common Shares may be temporarily or forever illiquid due to various known and unknown risk factors associated with the Company, its business and the global financial markets.

2.6.Lack Of Independent Experts Representing Shareholders.

The Company has consulted with independent counsel, accountants and other experts regarding their business. The shareholders are not, however, represented by any such independent experts regarding the Company's business. Each Prospective Investor should consult his/her own legal, tax and financial advisors regarding the desirability of purchasing Common Shares and the suitability of an investment in the Company for such person.

2.7.Liability Of Shareholders.

No shareholder will be subject to any personal liability whatsoever for any willful or negligent acts or omissions or otherwise to any party in connection with an investment in the Company or the affairs of the Company. Because of the highly leveraged nature of some investment classes trading, an Investor who invests directly in these investment classes may lose substantially more than his or her initial investment. An Investor in the Company, however, cannot be individually subject to margin calls or lose more than his or her investment in the Company and his or her Share of income unless the Investor takes part in the control or management of the business of the Company.

2.8.Acquisition And Merger Risks.

The Company may acquire competing companies or merge with competing companies. Part of the business and investment strategies of the Company in the future could possibly be also the purchase of private or public companies in order to achieve the business and investment objectives. Companies may also be acquired only partly, and companies may be acquired for the investment portfolio or for business integration. There is no assurance that there will be a profit out of these acquisition and merger activities, and substantial losses as well as gains can occur anytime. Direct holdings in companies entail the fundamental risk that the success of an investment is dependent solely on the business development of an individual enterprise and its associated companies. Furthermore, a decision to acquire a direct holding in a Company can only be made on the strength of the available information about that Company. In this it cannot be ruled out that such information relevant to a decision has been given incorrectly, either consciously or unconsciously. In addition to this, it cannot be ruled out in the case of direct holdings in companies that material issues in relation to the Company are determined by one or more majority stockholders whose interests may differ from those of the remaining shareholders. In particular, a majority stockholder or a majority of stockholders is in the position to determine the composition of the acquired/merged Company’s management on its own in as much as neither the relevant provisions of securities law nor the rules of the Company’s articles of association provide for any restriction on the right to vote.

2.9.Share Price Risk, Tradability, Initial Public Offering Considerations.

The Common Shares offered herein are considered to be listed on a suitable stock exchange or in its tokenized form on one or more suitable crypto exchanges, for public trading.  However, there is no guarantee that this goal can be achieved. At present the Common Shares of Company are not traded on any exchange and hence their tradability is restricted. The management has planned to apply for a license for stock exchange quotation on any suitable stock exchange. Without a stock exchange license, disposal of securities is possible only through redemption by the Company. Disposal of the Common Shares are indeed possible at any time by private sale, but all experience shows that in most cases this cannot be achieved. Even after a stock exchange flotation, there is a risk of prices collapsing through unforeseen influences. If need be, trading may also be suspended so that buy and sell orders cannot be executed at all or only considerably later.

2.10.Controls On The Use Of The Proceeds From This Offering.

The Company has contracted or will contract an external certified public accountant, who will do the complete financial accounting for the Company and the rest of the group, as well as an auditor that supervises the use of corporate money within the terms of the law, the objectives of the Company and the guidelines established thereon. This supervision does not, however, include any control over the flow of assets or any practical influence on the use of the funds contributed by the Investor. Both the accountant and the auditor are completely independent from the Company, and its affiliated managers, Director(s) and companies. These additional instances of control do not guarantee any economic success of the Company, or do not exclude financial failure.  It is entirely within the power and discretion of the Company to decide upon the extent and the scope of the use of auditor and accountants, provided that rules set out by law and stock exchanges are met.

OTHER RISKS RELATED TO THE COMPANY.

2.11.The Projects (And Products) Of The Company Are In Early Concept Stage.

The Company’s projects “Sword of Durandal”, “Cal Shaloud Network” and “Anaconda” are conceptual in nature and in its very early stages. Images on the websites are either examples or visualizations but not images of an existing final product.

It is not known whether these projects can be developed into marketable and saleable products. There are technical obstacles as the technology involved for all the mentioned projects is on the frontier of the technologically possible. Further research will be required. Then there is also the funding obstacle: the development of these products requires significant financial resources, and the Company needs to raise at least an estimated five (5) million USD$ for the first development stage.

2.12.Investors And Subscribers Need To Assume That Value Of The Aureus Nummus Gold Is Zero.

The Company’s project, the Aureus Nummus Gold (see here: https://etherscan.io/token/0x130914E1B240a7F4c5D460B7d3a2Fd3846b576fa#balances) is a cryptocurrency that is planned on being used among other within the development of the project “Cal Shaloud Network” and is conceptual in nature and in its very early stages with this integration. The Aureus Nummus Gold has been listed on several exchanges and thus is traded at a certain market value.

Please see here: https://coinmarketcap.com/currencies/aureus-nummus-gold/

Due to accounting rules, the trading value of the Aureus Nummus Gold must be included in the financial statements of the Company. However, the Company cautions that because of its low liquidity and thin trading volume, the value of the Aureus Nummus Gold should be assumed to be zero by anyone considering an investment in the Company. It is not known at this time when the development of the Aureus Nummus Gold will restart respectively continue as for this to happen, further funding in the amount of at least 400,000.00 USD is required.

2.13.Risk Of Failure Or Bankruptcy.

Like any other business, the Company carries the risk of failure or bankruptcy. There is no assurance that a failure or bankruptcy for whatever reason cannot occur anytime.

2.14.Investor Risks From Outside Financing.

Investors are at liberty to finance their holding in the Common Share entirely or partly out of outside financing sources, for instance by bank loans. With the increased investment and the simultaneous possibility of the costs of the outside financing being treated for tax purposes as professional expenses or special business expenditures, the prospective total return on the capital invested also increases. However, in the same way the risk structure of the investment also increases with external financing since the external funds borrowed including their associated costs (e.g. interest) must be repaid even in the event of partial or complete loss of the investment or if the holding returns no profit or one lesser than expected. The Investor should be able to cope financially with this obligation to (re)pay independent of the growth of the holding in any event.

For all the foregoing reasons and others set forth herein, an investment in the Company’s securities in any market which may develop in the future involves a high degree of risk.

3. BUSINESS

3.1.The Projects, Products and Services of the Company and Key Markets.

The Company intends to provide the following business activities and projects:

a)Software engineering and end-to-end software solutions.

b)Certain civil engineering projects, including project management.

c)“Sword of Durandal”: this project strives to develop the first ever handheld quantum navigation device in pocket format.

d)“Cal Shaloud Network”: this project strives to develop a new much faster form of internet based on quantum physical properties and phenomena, which would involve also quantum computing.

e)“Anaconda”: this project strives to develop a complete mathematical map of the humanin brain with the objective to be able to predict human decision making.

f)“Aureus Nummus Gold”: this project strives to complete an integration into the Cal Shaloud Network in order to provide business and military applications in accounting, asset management, logistics and defence.

The Company intends to focus the sale of its services and products on the following markets: North-America, Europe (excluding Russia) and Australia.

In particular the Company intends to have its engineering and software services and products be completed in lower cost countries like India, China, Thailand, Malaysia or Vietnam, which will enable the Company to compete with lower prices in the higher-salary focus  markets Nort-America and Europe as well as Australia.

These products c) to f) are in their early development stage and Investors should consider them as conceptual in nature. There is no guarantee whatsoever that any of these projects, will be ever successfully completed.

3.1.Milestones – Two Key Milestones.

In general, there are two key milestones that are planned:

a) INCREASE THE CLIENT BASE FOR SOFTWARE AND CIVIL ENGINEERING SERVICES:  The current plan is to organically increase the operations with a mix of social media marketing, participation in conferences and fairs as well as direct outreach the client base for software and civil engineering services. The personal network of the Company’s CEO Dr. Guido Demedici will be of assistance in that regard. Another possibility that currently is considered by the Company is to potentially acquire a competing cash-flow yielding end-to-end software engineering company. The main purpose of such an acquisition would to be to increase the client base and to bolster financial stability. However, no plans or decisions have been made in that regard nor is such an acquisition a fixed goal of the Company.

b) COMPLETE THE DEVELOPMENT OF THE “SWORD OF DURANDAL”:  The Sword of Durandal is a quantum navigation device that in the belief of Samarium has significant potential. At this time, it is not known whether and when a completion of the final product will be possible.

An in-depth business plan with financial projections for the next seven years with detailed expected project costs, revenue and income generation has been prepared by the Directors of the Company and is available for inspection by interested potential Investors. Such a business plan will be considered a forward-looking statement, which carries various risks, including but not limited to the inability to achieve the goals mentioned in the business plan and financial projections.

3.2.Assets and Properties.

The Company has no material assets and properties. Potential intellectual property has not been valued and is not considered in the financial statements.

The Company has, however, a digital asset, that must be considered for accounting purposes in the financial statements.

The Company has developed a crypto currency (the “Aureus Nummus Gold), as mentioned in this Offering Circular, that it plans to integrate with its project “Cal Shaloud Network”. Due to accounting rules, the Aureus Nummus Gold must be included in the financial statements of the Company. However, the Company cautions that because of the low liquidity and the thin trading volume of the Aureus Nummus Gold, the value of the Aureus Nummus Gold should be assumed to be zero by anyone considering an investment in the Company. It is not known at this time when the development of the Aureus Nummus Gold will restart respectively continue, as for this to happen, further funding in the amount of at least 400,000.00 USD is required, and the Company may put allocation priorities of limited funds elsewhere.

The company held approximately 59,999,918,867,488 ANG tokens. The exchange traded value of the Aureus Nummus Gold as of December 31, 2024, is $0.0001986, based on exchange quotations. The respective quotation can be verified among others on www.probit.com, www.mintme.com, www.tokpie.com, or www.coinmarketcap.com.

Balance Sheet Entry (Assets): Digital Assets (ANG tokens multiplied by fair value) = $11,916,000,000.00 as of December 31, 2024.

The directors of the Company believe that the Aureus Nummus Gold is severely overvalued at the crypto exchanges where the Aureus Nummus Gold is trading, and caution investors and shareholders accordingly.

3.3.Marketing & Sales Strategies.

For its engineering business the Company intends to acquire clients through

a)the personal network of its director Dr. Guido Demedici,

b)distributors and sales agents,

c)online platforms like upwork and similar,

d)trade fairs and conferences,

e)Direct outreach to decision makers.

The Company also, as mentioned previously, may possibly in the future make it a business goal to acquire one or more competitors in order to bolster its operations. The sales and marketing network of the acquired company or companies could serve in such a – at this time - hypothetical case as base for additional sales and marketing efforts.

For its marketing efforts the Company intends to focus on social media.

3.1.Competition.

The Company expects stiff competition from other companies which are better developed, which have more money at disposition and a larger operating history. The Company intends to compete with high quality services and products and lower prices. In particular the Company intends to have its engineering and software services and products be completed in lower cost countries like India, China, Thailand, Malaysia or Vietnam, which will enable the Company to compete with lower prices in Nort-American and European markets as well as Australia.

3.2.No Backlog Of Orders.

The Company has no backlog of written orders.

3.3.No Profits.

The Company has not made any profits since its inception.

3.4.History of the Company.

Since its inception in the State of Delaware on November 23, 2020, the Company went through various phases of trial-and-error, periods of inactivity, followed by active development, again followed by periods of inactivity, and then again followed by periods of advances, sometimes slow, sometimes more rapidly. The Directors of the Company during the past six years invested their own funds trying to develop the products and services mentioned under section 3.1. of this Offering Circular, administering the Company and keeping it in good standing. The Company believes that in 2025 it has reached a stage that warrants expansion and a first fund raising round, subject to the risk factors mention in section 2. of this Offering Circular.

Despite having spent approximately six years on product and service development, the Company must be considered an early-stage business that is subject to the usual risks of newly established companies as well as to the risks mentioned in section 2. of this Offering Circular.

On the 31st of August 2024 the Company changed its name to “Samarium Group Corporation”, which remains valid as of the date of this filing.

3.5.Websites of the Company.

The website of the Company is https://www.samarium.group, and https://my.samarium.group.  The website https://aureus.nummus.gold belongs to the Aureus Nummus Gold token. As the development of the Aureus Nummus Gold currently is stopped until the work on the Cal Shaloud Network is more advanced, potential investors should not rely on the information contained in https://aureus.nummus.gold, as this site is subject to ongoing changes as we further develop the token Aureus Nummus Gold, and should rely only on information that can be found in https://www.samarium.group and on information contained in the filings of the Company with the SEC (Please go to the web page https://www.sec.gov and search under “Edgar Filings” for the company Samarium Group Corporation with the CIK number CIK 0002074139).

3.6.Company Logo.

The company logo is:

The Company logo symbolizes a qbit, the smallest unit in quantum computing. A real qbit has a different appearance than this Company logo.

3.7.Goals and Milestones.

The business of Samarium will, if the business plans come to fruition, be focused primarily on providing cash-flow yielding engineering services: (1) software engineering, (2) selected certain civil engineering, (3) end-to-end software solutions.

In general, there are two key milestones respectively goals that are planned:

a) INCREASE THE CLIENT BASE FOR SOFTWARE AND CIVIL ENGINEERING SERVICES:  The current plan is to organically increase the operations with a mix of social media marketing, participation in conferences and fairs as well as direct outreach the client base for software and civil engineering services. The personal network of the Company’s CEO Dr. Guido Demedici will be of assistance in that regard. Another possibility that currently is considered by the Company is to potentially acquire a cash-flow yielding end-to-end software engineering company. The main purpose of such an acquisition would to be to increase the client base and to bolster financial stability. However, no plans or decisions have been made in that regard nor is such an acquisition a fixed goal of the Company.

b) COMPLETE THE DEVELOPMENT OF THE “SWORD OF DURANDAL”:  The Sword of Durandal is a quantum navigation device that in the belief of Samarium has significant potential. At this time, it is not known whether and when a completion of the final product will be possible.

The projects  “Sword of Durandal” , “Cal Shaloud Network” and “Anaconda” are in the very early stage of development and there is no assurance and no guarantee that these projects will ever be completed successfully.

3.8.Competition.

All companies that offer software and engineering services to individuals and companies are potential competitors. Most of these potential competitors have more resources and name recognition than do we. We believe that our services and / or future potential products will provide customers with financial and operational advantages.

3.9.Employees.

The Company currently has no full-time employees. Dr. Guido Demedici devotes 90% to 100% of his time to us. We will start to employ additional staff and management, as soon as we have access to some financial resources.

3.10.Subsidiaries.

The Company currently has no subsidiaries.

3.11.Facilities.

Samarium currently is currently using a business address and office space provided by Regus with an address at 333 SE 2nd Avenue, Suite 2000, Miami, FL, 33131, USA. In addition, Dr. Guido Demedici and Jennifer Demedici provide office space and lab space on their private premises in Austria, European Union. They do not incur incremental costs as a result of our using the space. Therefore, they do not charge us for its use. There is no written lease agreement. The current plan is to rent more office space and lab space in Florida when the cash situation permits.

3.12.Litigation.

The Company and its directors are not party to any pending, or to our knowledge, threatened litigation or administrative, civil or criminal proceeding of any kind.

______________________________________________________________________________________

3.13.Regulations.

The Company is not aware of any material regulations (apart from the securities regulations), which could substantially impact its intended business. The Company might be at some point become the subject of export control regulations by the U.S. government concerning its quantum navigation product, a potential risk that is at this time cannot be quantified. The potential loss of international customers in such a case may be compensated with additional sales to government entities.

3.14.Material Events.

The Company did not have any material events since its inception.

4.THE OFFERING OF COMMON SHARES.

4.1.General.

The Company is offering a total of 20,000,000 Common Shares of the Company’s stock for sale at a fixed price of $1.00 per Common Share. There is no minimum number of Common Shares that must be sold by us for the Offering to close, and we will retain the proceeds from the sale of any of the offered Common Shares that are sold. If we only sell a limited number of Common Shares in this Offering, we will seek to raise funds privately to enable us to implement our business plan. However, resources are limited, and no assurances can be given as to the likelihood of success in this regard. Therefore, investors in this Offering do incur a risk of losing their entire investment.

The Offering is being conducted on a best-efforts basis without any minimum number of Common Shares or amount of proceeds required to be sold. The Company will not initially sell the Common Share through commissioned broker-dealers but may do so after the commencement of the Offering. Any such arrangement will add to our expenses in connection with the Offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement.

No compensation will be paid to any principal, the officers, or any affiliated company or party with respect to the sale of the Shares. This means that no compensation will be paid with respect to the sale of the Common Shares to our officers or directors of the Company. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of a Company Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an Company shall not be deemed brokers if they (a) perform substantial duties at the end of the Offering for the Company; (b) are not broker dealers; and (c) do not participate in selling securities more than once every 12 months, except for any of the following activities: (i) preparing written communication, but no oral solicitation; or (ii) responding to inquiries provided that the content is contained in the applicable registration statement; or (iii) performing clerical work in effecting any transaction. Neither the Company, its officers or directors, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are, therefore, not brokers nor are they dealers.

Funds tendered by investors will be immediately available to the Company. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the bank account of Samarium. Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten calendar days of tender, in which event investor funds held in the Company account will promptly be refunded to each investor without interest. The Company may terminate the Offering at any time for any reason at its sole discretion and may extend the Offering past the Closing Date at the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. It is expected that a part of the subscriptions will be processed through the Company’s website, https://my.samarium.group, once this Offering is qualified by the SEC and this website operational.

After this Offering Statement has been qualified by the SEC, the Company will accept tenders of funds to purchase the Common Shares. The Company does not intend to use an escrow agent as this is a “best efforts” Offering and funds will be available immediately to the Company for use.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company may engage a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology related functions in connection with this Offering, but not for underwriting or placement agent services:

• Accept investor data from the Company;

• Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering ("AML"), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

• Review subscription agreements received from prospective investors to confirm they are complete;

• Advise the Company as to permitted investment limits for investors pursuant to Regulation A, Tier 1;

• Contact the Company and/or the Company's agents, if needed, to gather additional information or clarification from prospective investors;

• Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

• Serve as registered agent where required for state blue sky requirements,

• Transmit data to the Company's transfer agent in the form of book-entry data for maintaining the Company's responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping;

• Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

Funds will be deposited in a bank account of the Company, or if payment has been made by debit or credit card these funds will be transferred to the Company bank account, and will be made immediately available to the Company. No escrow account will be utilized. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company, either by email or by ordinary postal mail. All inquiries regarding this Offering should be made directly to the Company.

This Offering will commence on the qualification of this Offering Circular, as determined by the SEC and continue indefinitely until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Shares in this Offering, you must deliver an acceptable form of payment for acceptance or rejection. The minimum investment amount for a single investor is $1,000.00. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

4.2.Net Tangible Book Value.

Investors should consider the net tangible book value of the Company to be zero. See remarks in section 3. regarding the token Aureus Nummus Gold and see in the “Notes”, section 19., regarding the  financial statements.

4.3.Pricing of the Offering.

Prior to the Offering, there has been no public market for the Shares. The Offering price of the Common Shares has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the Offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this Offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the Offering price.

4.4.Sale of Common Shares By Existing Shareholders.

The sale of the 20,000,000 Common Shares to new investors will consist of two parts: (1) Existing Shareholders will sell 2,000,000 Common Shares of their holdings to new investors. (2) The Company will issue new additional 18,000,000 Common Shares to Investors, so that the total number of issued and outstanding Common Shares will rise from 131,386,000 Common Shares to 149,386,000 Common Shares.

4.5.Percentage of Common Shares For Investors.

If all 20,000,000 Common Share offered will be sold the new Investors respectively Subscribers will hold 13.70% of all outstanding and issued Common Shares.

131,383,000 Common Shares issued and outstanding as of December 31, 2024:86.30%

 18,000,000 Common Shares sold to Investors under this Offering:13.70%

   2,000,000 Common Shares sold by existing Shareholders to Investors under this Offering:  1.52%

Note: existing shareholders will sell two million of their Common Shares also at 1.00 U.S. Dollars per one Common Share to the new investors.

4.6.Exchange Listing and DTC Eligibility.

The purchase of the Common Shares in this Offering involves a high degree of risk. Currently no market for our Common Shares exists. We will request a market maker to file a Rule 211 application with FINRA in order to apply for the inclusion of our Common Shares in the OTCQB or on the Pink Sheets or we will file for. Listing of our Common Shares on the New York Exchange or any other suitable exchange as deemed appropriate by the Company. We also could file for listing of our Common Shares on several exchanges simultaneously, including crypto exchanges. Such efforts may not be successful, and our Common Shares may never be quoted and owners of our Common Shares may not have a market in which to sell the Common Shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our Common Shares quoted on the OTCQB or the New York Stock Exchange or any other acceptable exchange, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our Common Shares to trade electronically. If an Company is not “DTC-eligible,” then its Common Shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that Common Shares of a company will not be traded (technically the Common Shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB for example). What this means is that while DTC-eligibility is not a requirement to trade on the OTC markets, it is a necessity for major stock exchanges and in order to process trades if a company’s stock is going to trade with any volume. There are no assurances that our Common Shares will ever become DTC-eligible or, if they do, how long it will take.

4.7.Investment Limitations.

As set forth in Title IV of the JOBS Act, there are no limits on how many Common Shares an investor may purchase if the Offering results in a listing of our Common Shares on the New York Stock Exchange or other national and international securities exchange.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see under How to calculate your net worth elsewhere in this Offering Circular). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

• You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under How to calculate your net worth);

• You are an executive officer or general partner of the Company or a manager or executive officer of the general partner of the Company;

• You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $3,600,000;

• You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

• You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

• You are a trust with total assets in excess of $3,600,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

• You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $3,600,000.

4.8.Offering Period and Expiration Date.

This Offering will start on or after the date that the Offering is qualified by the SEC and will terminate at the earlier of: (1) the date at which 20,000,000 Shares have been sold, or (2) the date on which this Offering is earlier terminated by the Company in its sole discretion.

4.9.Procedures for Subscribing.

Investors must purchase at least 1,000 Common Shares (equal to $1,000).

A copy of this Offering Circular and all updates as well as subscription agreements and related instructions can be found and downloaded from our website https;//www.samarium.group.

U.S. and non-U.S. investors who participate in this Offering, including through selected dealers, will be required to deposit their funds in the bank account held by Samarium in the United States.

All investors may also pay by credit card or debit card on https://my.samarium.group once this Offering is qualified and once this website is open to the public. This website as of now and until further notice remains in the test and debugging phase and is not open to the public.

All funds deposited in the bank account will be available to the Company immediately.

4.10.Right to Reject Subscriptions.

After we receive your complete, executed subscription agreement (see Exhibit 4.1) and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

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4.11.Acceptance of Subscriptions.

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Common Shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, if our Common Shares will not trade on a national securities exchange, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). If our Common Shares will not trade on a national securities exchange, a non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

4.12.How to Calculate Your Net Worth.

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase the Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

4.13.Share Issuances.

At December 31, 2024 we had three common shareholders.

Samarium issued an aggregate of 131,386,000 Common Shares to three shareholders since re-domiciling to Wyoming. These Common Shares were issued for services and assistance in developing our business plan, the company and its products. All three shareholders paid 0.001 U.S.-Dollars per Common Share into the Company bank account as purchase price for the Common Shares in addition In exchange the company founders, Dr. Guido Demedici and Jennifer Demedici never charged the Company with the Company’s expenses. Starting with the business year 2025 (identical with the calendar year 2025) the company founders will start charging certain of their expenses for the Company to the Company, which then in the financial statements will show up as debt.

Of the total Common Shares issued, 95,911,780 were issued to House of Medici LLC, 24,963,340 were issued to Jennifer Demedici and 10,510,880 were issued to Dr. Guido Demedici.

All of these stockholders had an opportunity to ask questions of and receive answers from our executive officers and were provided with access to our documents and records in order to verify the information provided. Each of these three shareholders who was not an accredited investor represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description. All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser, each of whom indicated that they met the standards for participation in a non-public Offering under Section 4(2) of the Securities Act of 1933, as amended. The Company has made a determination that such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with the Company. In addition to providing proof that each shareholder paid for their Common Shares as indicated in their respective investment letters, signed investment letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of Common Shares owned by them and each shareholder agreed to act independently

4.14.Legend on Common Shares.

No underwriter participated in the foregoing transactions (although all selling stockholders may be considered to be underwriters for purposes of this Offering), and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records as per application of legal regulations. In addition, Samarium has had any negotiations or discussions with any entity concerning an acquisition or merger and has no current intentions to seek out any such entities for such purposes. If legends can be removed in accordance with legal regulations, the Subscriber may contact the Company and/or the Stock Transfer Agent for further assistance. In most cases a legal opinion by independent legal counsel is required to remove those legends. These legal opinions need to be prepared by and at the expense of the Subscriber. The Company cannot assist in the preparation and submission of the required legal opinion. In most cases the legal opinion would need to be sent to the transfer agent.

After reviewing the above, potential investors should consider whether or not the Offering Price for the Common Shares is appropriate at the present stage of the Company’s development.

5.USE OF PROCEEDS.

5.1.Description of Use.

Generally, the proceeds of this Offering will be used to for the business plan and milestones discussed in section 3. of this Offering Circular. The proceeds of this Offering will also be used to expand our marketing efforts to make our services and products known to the public as well as for initial working capital.

5.2.Approximate Allocation in Percent Of Use Of Proceeds.

Generally, the Company intends to use the proceeds from this offering in the following manner. The distribution in the table below represents a best efforts assumption.

Approximate Percentage Distribution for Use of Proceeds

40-65%Organic growth, marketing, sales with software and civil engineering services.

25-55%For different growth strategies whose details are not known yet.

5-10%Cost of Exchange listing application, general and administrative expenses.

The Company may adjust or change this goals as it sees necessary to generate growth and profit.

5.3.Payments to Officer and Directors.

No funds from this Offering will be used to reimburse directors or officers or other affiliates of the Company.

5.4.Cash Requirements.

The directors of the Company believe that the proceeds of this Offering will satisfy the cash demands of the Company for the next 12 – 24 months. An additional cash requirement could result if an acquisition target is more expensive than previously assumed.

5.5. No Debts.

The Company has no debts. No funds from this Offering will be used to pay any debts.

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6.ACTUAL AND SIMULATED CAPITALIZATION OF THE COMPANY.

The following table shows the actual (as of December 31, 2024) capitalization of the Company, and the adjusted capitalization if all 20,000,000 Common Shares would have been sold as intended.

Note: no material change in the capitalization of the Company occurred between December 31, 2024 and the date of this Offering Circular (September 2, 2025).

Actual and Simulated Capitalization
Samarium Group Corporation	Amount Outstanding
As of December 31, 2024
Cash Basis	As Of	As Adjusted
Account	December 31, 2024	December 31, 2024
Debt
Short-term debt	$0.00	$0.00
Long-term debt	$0.00	$0.00
Other liabilities	$0.00	$0.00
Equity at par value 0.001 Common Stock	$154,885.00	$154,885.00
Additional Paid-In Capital	$177,660,000,000.00	$177,660,000,000.00
Unrealized Gain/Loss	-$165,744,000,000.00	-$165,744,000,000.00
Retained Earnings	-$23,498.74	-$23,498.74
Net Income/Loss	-$19,205.64	-$19,205.64
Illiquid Part of Equity	$11,916,112,180.62	$11,916,112,180.62
Liquid Cash Part of Equity	$ 112,180.62	$ 18,112,180.62
Common Shares Issued and Outstanding	131,386,000	149,386,000
Preferred Shares Issued and Outstanding	$0.00	$0.00

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7. DESCRIPTION OF CAPITAL STOCK.

7.1.History of the Capital Stock.

Samarium Group Corporation (Samarium) is a corporation formed under the laws of the State of Delaware on November 23, 2020, under the name “AN Aurum Dynamics Corporation”  with the Delaware State File Number 4219753. On the 14th of December 2022 the Company was redomiciled to the State of Wyoming and obtained the State of Wyoming File ID 2022-001195980. On the 24th of April 2024 the Company changed its name to “House of Medici Corporation”. And then on the 31st of August 2024 the Company changed its name to “Samarium Group Corporation”, which remains valid as of the date of this filing. In the history of the Company’s capital stock there never have been non-insider shareholders or third party investors. This Offering is the first financing respectively funding round for the Company.

7.2.Preferred Stock.

Currently there is no preferred stock issued or outstanding.

7.3.Common Shares.

The shareholders of the Company have authorized the issuance of 900,000,000 Common Shares with a par value of $.001 per share. There are 131,386,000  Common Shares issued and outstanding as of August 31, 2025 that are held by three shareholders. Holders of our Common Shares:

• have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

 • are entitled to share ratably in all of the assets available for distribution to holders of Common Shares upon liquidation, dissolution or winding up of our affairs;

 • do not have pre-emptive, subscription or conversion rights, or redemption or access to any sinking fund; and

 • are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

There are no special voting rights, no preference as to dividends or interest, no preference upon liquidation, and no other special rights or preferences.

There are no debts tied to the Common Shares. There are no other types of debt securities being offered. There are no fixed charges.

The Board of Directors, without a shareholder vote, has the right to amend our bylaws to make it harder or easier to effect a change in our control. A majority of shareholder votes is required for persons to become directors. In addition, shareholders may submit proposals to be voted on at annual meetings, but such items may be rejected by the Board of Directors.

Besides applicable SEC rules and federal security rules, the Company is subject to the laws of the State of Wyoming. The Common Shares are so called ordinary shares with normal voting rights and the right to a share in the net assets of the Company. One Common Share equals one vote. There are no other shareholders with increased voting power in divergence from that rule. The director(s), officer(s) and other management of the Company are not limited in their power vested into them by applicable laws and the by-laws of the Company, if they hold Common Shares.

Holders of Common Shares must not claim a payout / payment of their percentage share in the net assets of the Company and must dispose of their investment in the Common Shares by selling the Common Shares in available secondary markets if any.

7.4.No Options and Warrants.

There are no options or warrants issued or outstanding or in any form promised.

7.5.The Samarium Token Representing Common Shares.

We believe that in the future a significant portion if not most of the global equity will be traded based on the blockchain. We are contemplating, but have not made a decision yet, to make a separate application to the SEC for the distribution of  tokens representing our Common Shares. For that purpose, 100,000,000,000,000 tokens with the symbol SAM have been created on the blockchain.
See here: https://etherscan.io/token/0xbbd1895d1938ef53319eb9702862d3da24e4de5d

These tokens have no assigned value, nor has there been anything done with them at this time. No tokens were sold to any investors, nor will there be until such time the SEC has approved any token related offering. The SAM tokens have been created in the fiscal year 2025 are formally held by the Company. There are no final plans and directions on how to proceed with the SAM tokens. This Offering does not involve or include the SAM tokens.

7.6.Authorized but Un-issued Capital Stock.

Wyoming law does not require stockholder approval for any issuance of authorized Common Shares. These additional Common Shares may be used for a variety of corporate purposes, including future public Offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved Common Shares (and/or preferred stock) may be to enable our board of directors to issue Common Shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their  Common Shares at prices higher than prevailing market prices.

7.7.Shareholder Matters.

As a Company of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our Common Shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to Companies of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this Offering Circular, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

The Board of Directors may change provisions in the bylaws at any time.

7.8. Shareholders’ Meetings.

In the absence of any applicable laws or rules prescribed by the State of Wyoming, the SEC or federal securities law, the following provisions of meetings of shareholders apply to the Common Shares.

a)The shareholder representative or the directors of the company may at any time convene a meeting of the shareholders (a “shareholders’ meeting”).

b)The shareholders who wish that a shareholder’s meeting should be convened and who represent at least 10 percent of the aggregate principal amount of the Common Shares then outstanding and who are entitled to participate and to vote may at any time require the shareholder representative to convene a shareholders’ meeting and the shareholder representative shall convene such a meeting as soon as commercially possible upon receipt of such request. The directors of the Company may choose to conduct the meeting remotely via video or phone conference. The directors of the Company decide on the format of the shareholder meeting, whether the meeting shall be held physically at one specific location or remotely by video or phone conference.

c)The costs for such shareholders’ meeting shall be borne by the Company or, in the event that the Company is prohibited by law to pay these costs, by the shareholders convening such meeting (each of these shareholders shall bear such costs in relation to its respective holding of common shares at the time of such shareholders’ request to the shareholder representative to convene a shareholders’ meeting). All travel expenses to and from the meeting location (including but not limited to overnight stays, food, flights, taxi, rental car or own car, and any costs resulting from a delay or postponement of the shareholder meeting), or if the meeting is conducted remotely, any arising connection costs, shall be borne by the shareholders or their representatives. This applies also to any persons accompanying the shareholder to the shareholder meeting.

d)Shareholders may appoint representatives for any shareholder meeting – at their own cost and expense. Representatives must be properly legitimized.

e)A shareholders’ meeting may consider any matter affecting the interests of the shareholders, including any modification of, or arrangement in respect of, the terms of the Common Shares.

f)Notice with respect to the convening of a shareholders’ meeting shall be given at least 20 (twenty) calendar days prior to the proposed date thereof. It shall state generally the nature of the business to be transacted at such meeting. If an extraordinary resolution (as defined below) is being proposed, the wording of the proposed resolution or resolutions shall be indicated. The notice shall specify the day, hour and place of the meeting and also the formal requirements referred to in paragraph (f) below. The Company (at its head office) and the principal paying and conversion agent (at the specified office) will make a copy of such notice available for inspection by the shareholders during normal business hours. Notice of any resolution passed at a shareholders’ meeting will be published on the website of the Company not later than 10 (ten) days after the date of the meeting. any failure to publish such notice shall not invalidate such resolution.

g)All shareholders’ meetings shall be held in Wyoming or a place designated by the directors or also remotely via video or telephone conference. A chairman shall be nominated by the shareholder representative in writing. If no person has been so nominated or if the nominated person is not be present at the shareholders’ meeting within 30 (thirty) minutes after the time fixed for holding the meeting, the shareholders present shall choose the chairman. The chairman shall lead and preside over the shareholders’ meeting. One of the chairman’s duties shall be to determine the presence of persons entitled to vote and to inquire if the necessary quorum (as set forth below) is present. He shall instruct the shareholders as to the procedure of the shareholders’ meeting and the resolutions to be considered. He shall sign the minutes referred to in subparagraph (l) below. In the case that the number of votes for and against any resolution is equal, the chairman shall have a casting vote. A declaration by the chairman that a resolution has been passed or supported by a particular majority in accordance with paragraphs (g) and (i) below or lost or not supported by a particular majority in accordance with paragraphs (g) and (i) below shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

h)Each person who presents one or more Common Shares or a certificate by a bank in respect of such Common Shares are entitled to attend the shareholders’ meeting and to vote on the resolutions proposed at such shareholders’ meeting. Bank certificates shall be dated before the date of the shareholders’ meeting and confirm that the relevant Common Shares are deposited with that bank and will remain deposited with it until and including the date of the shareholders’ meeting and that it has not issued any other such certificate with respect to such Common Shares.

i)The presence quorum necessary in order to vote on resolutions proposed at a shareholders’ meeting shall be persons entitled under paragraph (f) above and (h) below holding or representing in the aggregate (or more than):

Ordinary Resolution:25 percent

Extraordinary Resolution:equal to or more than 66 percent

of the aggregate principal amount of all outstanding Common Shares. If within 30 (thirty) minutes after the time appointed for any shareholders’ meeting a sufficient quorum is not present, the meeting shall be dissolved.

j)shareholders’ voting rights shall be determined according to the principal amount of outstanding Common Shares held. Each Common Share shall be entitled to one vote. Common Shares held by or on behalf of the Company and/or any other natural person or legal entity,

(aa) which directly or indirectly owns or controls more than 50 percent of the equity share capital of the Company and/or

(bb) of which in the case of a legal entity more than 50 percent of the equity share capital is directly or indirectly controlled by the Company and/or,

(cc) where the Company is in a position to exercise, directly or indirectly, a control over the decisions or actions of such natural person or legal entity or representative thereof, irrespective of whether or not the latter is affiliated to the Company, shall not be entitled to vote at such shareholders’ meeting,  except in circumstances where,  as a matter of State of Wyoming company law, resolutions are required to be approved by the unanimous vote of all shareholders, provided all shareholders other than the Company or any of the natural persons or legal entities referred to in (aa) to (cc) above shall have voted in favor of such resolutions.

k)A resolution shall be validly passed if approved by the following percentages (or more) of votes cast at a duly convened shareholders’ meeting:

Ordinary Resolution:more than 50 percent

Extraordinary Resolution:equal to or more than 66 percent and

Every proposal submitted to a shareholders’ meeting shall be decided upon a poll.

l)Any resolution which is not an extraordinary resolution in accordance with paragraph (k) below shall be deemed to be an Ordinary Resolution.

m)An extraordinary resolution shall be necessary to decide on the following matters at a shareholders’ meeting:

–to change business model

–to increase or decrease the share capital of the Company;

–to change the choice of law and the jurisdiction.

The above-mentioned list of issues for which an Extraordinary Resolution shall be necessary is exclusive.

n)Any resolution approved at a shareholders’ meeting shall be conclusive and binding on the Company and the Company and on all present or future shareholders, whether present or not, regardless whether such shareholders have approved such resolution. The shareholders shall not be entitled to any improvement of their position vis-à-vis the Company  pursuant to a resolution approved at a shareholders’ meeting without prior written approval of the Company or, as the case may be. Minutes of all resolutions and proceedings at a shareholders’ meeting shall be made and signed by the Chairman.

o)If no shareholder or an insufficient number of shareholders shall attend a shareholders’ meeting, the right to decide on any measures to protect the interests of the shareholders shall revert to the absolute discretion of the shareholder representative. Any such decision of the shareholder representative shall be final and binding upon the Company and the shareholders. Notice of any such decision shall be published in accordance with Condition 13 above.

p)Any resolution approved at a shareholders’ meeting in the discretion of the shareholder representative which increased the obligations of the Company under the terms of the Common Shares shall become effective only after written approval of the Company and the Company.

7.1.Redemption Notice To Shareholders By The Company.

The director(s) of the Company generally have the right to give compulsory notice of redemption to investors, in the event that it is determined that a person directly or indirectly is unlawfully the owner of Common Shares. The director(s) have the right to compulsorily redeem such Common Shares and to deduct from the proceeds of such redemption all costs associated with making a determination as to the beneficial ownership of the Common Shares, or the costs of any associated or required legal or administrative proceedings and with remitting the proceeds of said compulsory redemption. Further, the director(s) have the right to redeem any Common Shares that, in their opinion, have been acquired in breach of the laws of any country or government agency, or if such redemption would eliminate or reduce the exposure of the Company or their holders of Common Shares or Common Shares to adverse regulatory or tax consequences under the laws of any country.

7.2.Purchase For Cancellation.

Subject to applicable law, the Company may at any time or times purchase Common Shares for cancellation from shareholders who are willing to sell or in the open market.

7.3. Amendment To The Terms Of The Common Shares.

The terms of the Common Shares may be amended from time to time by a directors’ resolution, acting on behalf of and with effect for all present and future shareholders, provided that in the sole opinion of the directors such amendment is of a formal, minor or technical nature, is made to correct a manifest error or is not materially prejudicial to the interests of the shareholders. Notice of any such amendment shall be published on the website of the Company or on other sites as required by law.

Any such amendment shall be binding on the Company, and the shareholders in accordance with its terms.

7.4. Severability.

If at any time any one or more of the provisions of the terms of the Common Shares are or become unlawful, invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

7.5. Delivery.

The Common Share will be delivered to investors in book entry form, and a purchase receipt. The Company does not print share certificates but may send an electronic share certificate upon the request of the investor respectively new shareholder to their email address.

7.6. Transfer of Common Shares.

The Company does not impose any restrictions on the transfer of its Common Shares other than it shall be notified of the transfer within 24 hours of the effective date of such a transfer. Legal restrictions may apply. The notification to the Company shall contain full name, address of residence, email address and if possible phone number.

7.7. Wyoming Anti-Takeover Laws.

As a Wyoming corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Wyoming law. The Wyoming Management Stability Act (WMSA) applies to “control Common Shares” of an “issuing public corporation.” The WMSA defines “control Common Shares” as the Common Shares of an issuing public corporation that would entitle a person to exercise voting power within any of the following ranges of voting power:

•1/5 or more but less than 1/3 of all voting power.

•1/3 or more but less than a majority of all voting power.

•A majority or more of all voting power.

(WY Stat § 17-18-301)

The WMSA defines an issuing public corporation as a corporation, other than a depository institution, that is organized under the laws of the State of Wyoming and that has all of the following:

•At least ten percent (10%) of the corporation's full-time permanent employees are employed within the state;

•At least ten million dollars ($10,000,000.00) in fair market value of the corporation's assets are deposited within Wyoming financial institutions;

•The principal operating headquarters and the primary offices of the chief executive officer are within Wyoming; or

•The corporation has a combination of assets deposited within Wyoming financial institutions, assets assessed for ad valorem taxation within Wyoming, and assets within Wyoming not subject to ad valorem taxation which are sufficient to cause the corporation to pay the tax required by W.S. 17-16-1630(a). The payment of the tax required by W.S. 17-16-1630(a) shall be deemed conclusive evidence of substantial business operations within Wyoming;

(WY Stat § 17-18-102)

Any person who proposes to make or has made a control share acquisition (as defined in the WMSA) may deliver an acquiring person statement to the public corporation. The statement must contain:

•The identity of the acquiring person and each other member of any group of which the person belongs to.

•A statement that the acquisition statement is given under the WMSA.

•The number of Common Shares of the public corporation owned by the acquiring person and each other member of the group.

•The range of voting power under which the control share acquisition falls, if completed.

If the control share acquisition has not taken place:

•a description in reasonable detail of the proposed control share acquisition; and

•a statement by the acquiring person stating that the acquisition is not contrary to law and that the acquiring person has the financial capacity to make the proposed control share acquisition.

(WY Stat § 17-18-303)

After the acquiring person statement has been delivered to the corporation, the corporation must call a meeting of the shareholders to vote on the proposed acquisition. The proposed acquisition must be approved by each voting group entitled to vote, voting separately, by a majority of the votes entitled to be cast by that group (excluding all interested Common Shares). (WY Stat § 17-18-304)

A corporation’s articles of incorporation or by-laws may provide that this chapter does not apply to control share acquisitions of Common Shares of the corporation. However, the provision must have been adopted before a control share acquisition to exempt it. (WY Stat § 17-18-309)

7.8.Transfer Agent.

We have not yet formally appointed a transfer agent, but expect to do so soon.

7.9. Exchange Listing Considerations.

We are considering having our Common Shares trade on the OTCQB, on the New York Stock Exchange. Further exchange listings of our Common Shares are considered  in the form of tokenized securities and as mentioned above, we have created for that purpose already the SAM interchain token in preparation (https://etherscan.io/token/0xbbd1895d1938ef53319eb9702862d3da24e4de5d).

OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our Common Shares. We are not permitted to file such application on our own behalf. A market maker has filed an application with FINRA on our behalf so as to be able to quote the  Common Shares on the OTCQB commencing upon the effectiveness of our registration statement of which this Offering Circular is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCQB is separate and distinct from the New York Stock Exchange (NYSE) stock market. The New York Stock Exchange has no business relationship with issuers of securities quoted on the OTCQB. The SEC’s order handling rules, which apply to New York Stock Exchange -listed securities, do not apply to securities quoted on the OTCQB.

Although the New York Stock Exchange stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the Company in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCQB is that the Company be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCQB or the New York Stock Exchange or any other suitable exchange listing will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCQB in general is not conducted as efficiently and effectively as with New York Stock Exchange listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCQB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there must be one market maker.

Because OTCQB stocks are usually not followed by analysts, there may be lower trading volume than for New York Stock Exchange -listed securities.

In regard to the considerations of listing tokenized Common Shares on crypto exchanges: there is little or no precedence in the market at this time and any token applications to the SEC must be considered as frontier land.

______________________________________________________________________________________

7.10. Rule 144.

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned Common Shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of Common Shares that does not exceed the greater of:

•1% of the then-outstanding Common Shares of Common Shares; and

•the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her Common Shares for at least six months is entitled to sell his or her Common Shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her Common Shares for one year or more, he or she may freely sell his or her Common Shares under Rule 144 without complying with any Rule 144 requirements.

We are unable to estimate the number of Common Shares that will be sold under Rule 144, since this will depend on the market price for our Common Shares, the personal circumstances of the sellers and other factors. Prior to the Offering, there has been no public market for the Common Shares, and there can be no assurance that a significant public market for the Common Shares will develop or be sustained after the Offering. Any future sale of substantial amounts of the Common Shares in the open market may adversely affect the market price of the Common Shares offered by this Offering Circular

7.11. State Securities – Blue Sky Laws.

Regulation A, Tier 2 offers “covered securities” under the National Securities Markets Improvement Act of 1996 (“NSMIA”) and, therefore, are exempt from state registration and qualification requirements. States can (and generally will) still require that information provided to the SEC also be filed with the state, and that the issuer pay filing fees for the privilege. Satisfying state filing requirements is far less burdensome than full Blue Sky compliance. As we are looking to become qualified under Regulation A, Tier 1, we need to apply in the respective states. As of now we plan to file for registering this Regulation Tier 1 Offering in Florida and New York.

7.12. ERISA Considerations.

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Offered Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

1) the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

 2) the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

 3) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our Common Shares.

Plan fiduciaries contemplating a purchase of Offered Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

8.PLAN OF DISTRIBUTION.

The Company currently has no distributions plan in place. The management of the Company will complete a distribution plan for publication once this Offering has been duly qualified by the SEC.

At this time a commissioned selling agent selling the Common Shares in this Offering has not been appointed. However, the Company expects to appoint such a selling agent in the future. The percent of commission to such a selling agent has not been determined yet but can be up to 10% of the proceeds from the sale of Common Shares.

No person has been granted a finder’s fee. However, the Company expects to pay finder’s fees in the future. The percent of commission to such a finder has not been determined yet but can be up to 10% of the proceeds from the sale of Common Shares.

9.DIVIDEND POLICY.

We have never paid cash or any other form of dividend on our Common Shares, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our Common Shares. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

10.DILUTION.

“Dilution” represents the difference between the Offering price of the Common Shares hereby being offered and the net book value per share of Common Shares immediately after completion of this Offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding Common Shares. Assuming all of the Common Shares offered by the Company herein are sold, the purchasers in this Offering will lose a 85% portion of the value of their Common Shares purchased.

The following table illustrates the dilution to the purchasers of the Common Shares offered in this Offering. The Company - out of an abundance of caution - has not included the holdings of the cryptocurrency Aureus Nummus Gold in this calculation and assumes that the value of the Aureus Nummus Gold for the purpose of this calculation is zero.

The book value equals cash in the bank account.

The value of the projects, products in development and potential patents are assumed to be zero out of an abundance of caution.

	Assuming the sale of offered Common Shares:
	10,000,000	20,000,000
Offering Price Per Share	$1.00	$1.00
Book Value Per Share Before the Offering	$0.001	$0.001
Book Value Per Share After the Offering	$0.07	$0.14
Net Increase to Original shareholders	$0.07	$0.14
Decrease in Investment to New shareholders	$0.93	$0.86
Dilution to New shareholders (%)	93	86

11.MARKET FOR OUR SECURITIES.

There is no established public market for our Common Shares, and a public market may never develop. A market maker will file an application with FINRA so as to be able to quote the  Common Shares on the OTCQB or we may file an application for listing on the New York Stock Exchange commencing as soon as possible after the effectiveness of our Offering Circular and the subsequent closing of this Offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. Some of the applications we are not permitted to file on our own behalf. If any of the exchange listing application is accepted, there can be no assurances as to whether:

• any market for our Common Shares will develop;

• the prices at which our Common Shares will trade; or

• the extent to which investor interest in us will lead to the development of an active, liquid trading market.

Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our Common Shares quoted on the OTCQB or on the New York Stock Exchange, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our Common Shares to trade electronically. If an Company is not “DTC-eligible,” then its Common Shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB and the New York Stock Exchange), means that Common Shares of a company will not be traded (technically the Common Shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB and the New York Stock Exchange). What this means is that while DTC-eligibility is not a requirement to trade on the OTCQB or the New York Stock Exchange, it is a necessity to process trades on the OTCQB or the New York Stock Exchange and most other exchanges if a company’s stock is going to trade with any volume. There are no assurances that our Common Shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our Common Shares are unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our Common Shares. Either of these factors could adversely affect the liquidity and trading price of our Common Shares. Until our Common Shares are fully distributed and an orderly market develops in our Common Shares, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our Common Shares will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for  Common Shares, developments affecting our business, including the impact of the factors referred to in Risk Factors, investor perception of Samarium and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the  Common Shares.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCQB or on the New York Stock Exchange or any other exchange deemed suitable by the management of the Company. An investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our Common Shares.

Because of the possible future low price of the Common Shares being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock may become subject to the penny stock restrictions in the future.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is possible that our Common Shares may be considered to be penny stocks in the future notwithstanding the initial Offering price. This classification severely and adversely affects any market liquidity for our Common Shares.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

• the basis on which the broker or dealer made the suitability determination, and

• that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public Offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell  Common Shares, which may affect the ability of shareholders to sell their Common Shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities.

There is no Samarium common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. In general, under Rule 144, a holder of restricted Common Shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell Common Shares, subject to the restrictions described below.

If we had been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the Common Shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the Common Shares were acquired from us or one of our affiliates.

The number of Common Shares sold by such person within any three-month period cannot exceed the greater of:

• 1% of the total number of our Common Shares then outstanding; or

• The average weekly trading volume of our Common Shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding  Common Shares are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

At the present time, the currently outstanding  Common Shares may be sold subject to the rules and limitations of Rule 144 one year from the date of issuance provided that we are current in all of our Reporting Requirements at that date.

12.DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

12.1.Management.

Our management consists of:

Name	Age	Title
Dr. Guido Demedici	58	CEO and director
Jennifer Demedici	30	Chairman and director

Dr. Guido Demedici

Dr. Guido Demedici became CEO and director when Samarium was founded and is a major shareholder. He will provide advice to Samarium and make introductions to his business contacts.

Dr. Guido Demedici is a member of ENINGEERS EUROPE, a federation of professional engineers that unites national engineering associations from 33 European Higher Education Area (EHEA) countries.

He holds a Master’s degree and a doctorate degree in geosciences from the University of Innsbruck. His focus is on geophysics and quantum physics.

Jennifer Demedici

Jennifer Demedici became director and chairman when Samarium was founded. Since February 2018 she has been president of House of Medici LLC., a private business advisory and investment firm. From December 2015 until December 2018 she was a partner in Cataleya Investment Fond Management SAS.

The address of both directors is: 333 SE 2nd Avenue, Suite 2000, Miami, FL, 33131, Telephone: +1 (561) 675-0566

12.2.Possible Potential Conflicts.

Some of the exchanges on which we may have our Common Shares quoted do not currently have any director independence requirements. The same applies to crypto exchanges. A market maker potentially has agreed to file an application with FINRA on our behalf so as to be able to quote the  Common Shares on the OTCQB or the New York Stock Exchange commencing upon the effectiveness of our registration statement of which this Offering Circular is a part and the subsequent closing of this Offering. There can be no assurance that the market maker’s application will be accepted by FINRA.

No member of management is contractually by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

12.3.Code of Business Conduct and Ethics.

We adopted a Code of Ethics and Business Conduct which is applicable to our future employees, and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

• honest and ethical conduct,

• full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

• compliance with applicable laws, rules and regulations,

• the prompt reporting violation of the code, and

• accountability for adherence to the code.

12.4.Board of Directors.

We currently have two directors, neither of whom are considered independent.

All directors hold office until the completion of their term of office, which currently is not set, or until their successors have been elected. Our directors’ terms of office currently have no expiration. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, a person serving as a director receives no compensation for serving in the role as a director.

If at any point we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

12.5.Involvement in Certain Legal Proceedings.

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of Samarium:

1. had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

2. was convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3. was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state or European court of competent jurisdiction, permanently or temporarily enjoining him/her from or otherwise limiting his/her involvement in any of the following activities:

a) acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b) engaging in any type of business practice; or

c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i), above, or to be associated with persons engaged in any such activity; or

5. was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

12.6.Committees of the Board of Directors.

We currently have no independent directors. Concurrent with having sufficient independent members and resources, if ever, the Samarium board of directors will establish an audit committee and a compensation committee. The audit committee, once established, will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee, once established, will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the size of memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by the Company for any expenses incurred in attending board meetings provided that Samarium has the resources to pay these fees. The Company will consider applying for liability insurance for officers and directors at such time as it has the resources to do so.

12.7.Control Persons.

The current two directors of the Company, Dr. Guido Demedici and Jennifer Demedici, own all or most of the outstanding and issued Common Shares at the time of the publication of this Prospectus, and such are control persons of the Company.

12.8.Summary Executive Compensation Table.

The following table shows, for the period from January 1, 2023 to December 31, 2024 compensation awarded to or paid to, or earned by, our officers.

Summary Compensation Table For Guido Demedici And Jennifer Demedici
Name and principal position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Guido Demedici, Jennifer Demedici	2024	-	-	-	-	-	-	-	-

	2023	-	-	-	-	-	-	-	-

No compensation has been awarded between December 31 2024 and the date of the filing of this Offering. No compensation is planned or considered for the future.

No officer or director has a written employment or compensation agreement.

The Board of Directors will make all decisions determining the amount and timing of officer compensation and, for the immediate future, will receive the level of cash compensation each month that permits us to meet our obligations. Compensation amounts will be formalized when and if annual EBITDA reaches at least $300,000.

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

12.9.Grants of Plan-Based Awards Table.

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

12.10.Options Exercised and Stock Vested Table.

None of our named executive officers has ever been granted or exercised any stock options

12.11.Outstanding Equity Awards at Fiscal Year-End Table.

No equity award arrangements have ever been awarded or granted by the Company.

13. PRINCIPAL SHAREHOLDERS.

As of December 31, 2024, we had 131,386,000 Common Shares outstanding which are held by three shareholders. The chart below set forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding  Common Shares as of April 30, 2019; of all directors and executive officers of the Company and of our directors and officers as a group (of which there are currently only two persons).

Title of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership(b)	Percent
Common	House of Medici LLC	95,911,780*	73
	Jennifer Demedici	24,963,340	19
	Guido Demedici	10,510,880	8

Common	All Directors and Officers as a group (2 persons)	35,474,220	27

*Company is controlled by Jennifer Demedici.

a) The address for purposes of this table is the Company’s mailing address, see title page of this document.

b) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all Common Shares of the Common Shares beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by if options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

14. CERTAIN RELATIONSHIPS, COMMITTEES, AND RELATED TRANSACTIONS.

The promoter of Samarium is Dr. Guido Demedici, our CEO.

Of the total Common Shares issued, 95,911,780 were issued to House of Medici LLC, 24,963,340 were issued to Jennifer Demedici and 10,510,880 were issued to Dr. Guido Demedici.

Our Board of Directors is comprised of two individuals, who are related to each other. We do not have a majority of independent directors as that term is defined under Rule 4200(a) (15) of the NASDAQ Marketplace Rules. We anticipate that if we expand our Board of Directors in the future, that we will seek to include members who are independent. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors as a whole. Further, since our securities are not listed on an exchange, we are not subject to any qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an "audit committee financial expert" within the meaning of Item 407(d) (5) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

a) understands generally accepted accounting principles and financial statements,

 b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

 c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

 d) understands internal controls over financial reporting, and

 e) understands audit committee functions.

We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances.

15.  FEDERAL TAX ASPECTS.

Potential investors are encouraged to have their own personal tax consultant contact the tax advisor to review details of the tax benefits and the extent that the benefits would be available and advantageous to the particular Investor.

16. LEGAL MATTERS.

Legal matters will be dealt with for us by Joe Laxague, Attorney-at-Law, 420 Lexington Avenue, Suite 2446, New York, NY 10170,

telephone +1(646) 861-7891, crone@cronelawgroup.com.

17. AUDITED STATEMENTS.

The financial statements of Samarium as of December 31, 2024 and for the fiscal period then ended included in this Offering Circular have not been audited by independent registered public accountants. Audited financial statements are not a federal SEC requirement for a Regulation A Tier 1 Offering, but state-level merit review processes may still require them. Tier 1 issuers are typically only required to provide two years of financial statements that are not necessarily audited, but if the issuer has already prepared audited statements for another purpose, they must be provided. The Company intends to provide audited statements as soon as possible, with the intention to blue-sky register this Offering in all states and eventually upgrade from a Tier 1 to a Tier 2 Offering. The Directors of the Company, Dr. Guido Demedici and Mrs. Jennifer Demedici declare under oath that the financial statements included in this Offering Circular truthfully presents the financial position of the Company.

18.WHERE YOU CAN FIND MORE INFORMATION.

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the Common Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC.

The address of this site is www.sec.gov. You also may send an email to the Company requesting more information at neom@samarium.group.

______________________________________________________________________________________

19. INDEX TO FINANCIAL STATEMENTS.

______________________________________________________________________________________

20. FINANCIAL STATEMENTS OF SAMARIUM GROUP.

SAMARIUM GROUP CORPORATION

Balance Sheet

For the Fiscal Period from January 01, 2024 to December 31, 2024

SAMARIUM GROUP CORPORATION
STATEMENTS OF FINANCIAL POSITION
EXPRESSED IN UNITED STATES DOLLARS
AS AT DEC 31, 2024

Balance Sheet
SAMARIUM GROUP CORPORATION
As of December 31, 2024
Cash Basis
Account	December 31, 2024	December 31, 2023
Assets
Citibank #8117	$ 112,180.62	$ 131,386.26
Other Assets Intangible Asset (Impairment Model ANG)	$11,916,000,000.00	$77,700,000,000.00
Total Other Assets	$11,916,000,000.00	$77,700,000,000.00
Total Assets	$11,916,112,180.62	$77,700,131,386.26
Liabilities and Equity
Liabilities
Total Liabilities	$0.00	$0.00
Equity Common Shares	$154,885.00	$154,885.00
Additional Paid-In Capital	$177,660,000,000.00	$177,660,000,000.00
Unrealized Gain/Loss	-$165,744,000,000.00	-$99,960,000,000.00
Retained Earnings	-$23,498.74	-$338.88
Net Income/Loss	-$19,205.64	-$23,159.86
Total Equity	$11,916,112,180.62	$77,700,131,386.26
Total Liabilities and Equity	$11,916,112,180.62	$77,700,131,386.26

See accompanying notes to the financial statements.

______________________________________________________________________________________

SAMARIUM GROUP CORPORATION

Statement of Operations

For the Fiscal Period from January 01, 2024 to December 31, 2024

SAMARIUM GROUP CORPORATION
STATEMENTS OF FINANCIAL POSITION
EXPRESSED IN UNITED STATES DOLLARS
AS AT DEC 31, 2024

Income Statement
SAMARIUM GROUP CORPORATION
As of December 31, 2024
Cash Basis
Account	December 31, 2024	December 31, 2023
Revenue
Total Revenue	$0.00	$0.00
Total Income	$0.00	$0.00
Expenses
Administrative Expenses
Advertisement	$0.00	$34.00
Bank Charges	$67.38	$157.26
Legal & Professional Services	$5,665.08	$652.15
Office Supplies	$530.22	$0.00
Research & Development	$12,062.66	$21,987.33
Telephone & Internet	$420.23	$0.00
Travel Expenses	$55.49	$0.00
Taxes & Licenses	$124.25	$102.00
Website Expenses	$280.33	$227.12
Total Administrative Expenses	$19,205.64	$23,159.86
Total Expenses	$19,205.64	$23,159.86
Net Loss	$ (19,205.64)	$ (23,159.86)

See accompanying notes to the financial statements.

______________________________________________________________________________________

SAMARIUM GROUP CORPORATION

Statement of Stockholders’ Deficit

For the Fiscal Period from January 01, 2024 to December 31, 2024

	Preferred Shares	Amount	Common Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Shares issued at December 31, 2024	-	$ -	131,386,000	$ 131,386	$ -	$ -	$ 131,386
Net loss	-	-	-	-	-	23,499	(23,160)
Balance, December 31, 2024	-	$ -	16,035,000	$ 131,386	$ -	$ 23,499	$ (23,160)

See accompanying notes to the financial statements.

______________________________________________________________________________________

SAMARIUM GROUP CORPORATION

Statement of Cash Flows

For the Fiscal Period from January 01, 2024 to December 31, 2024

SAMARIUM GROUP CORPORATION
STATEMENTS OF FINANCIAL POSITION
EXPRESSED IN UNITED STATES DOLLARS
AS AT DEC 31, 2024

Statement of Cashflows
SAMARIUM GROUP CORPORATION
As of December 31, 2024
Cash Basis
Account	December 31, 2024	December 31, 2023
OPERATING ACTIVITIES:
Net Loss	$ (19,205.64)	$ (23,159.86)
Adjustment to reconcile net loss to net cash used in operating activities:
Shares issued for services	-	-
Net change in:
Accrued liabilities	-	-
Net Cash Used by Operating Activities	-	-

FINANCING ACTIVITIES:	-	-

INVESTING ACTIVITIES:	-	-

INCREASE (DECREASE) IN CASH	$(19205.64)	$121,025.14

CASH AT BEGINNING OF PERIOD	$131,386.26	$10,361.12
CASH AT END OF PERIOD	$112,180.62	$131,386.26

                                     See accompanying notes to the financial statements.

______________________________________________________________________________________

21.SAMARIUM GROUP CORPORATION - NOTES TO FINANCIAL STATEMENTS.

21.1.Note 1 - Organization.

Samarium Group Corporation (Samarium) is a corporation formed under the laws of the State of Delaware on November 23, 2020, under the name “AN Aurum Dynamics Corporation” with the Delaware State File Number 4219753. On the 14th of December 2022 the Company was redomiciled to the State of Wyoming and obtained the State of Wyoming File ID 2022-001195980. On the 24th of April 2024 the Company changed its name to “House of Medici Corporation”. And then on the 31st of August 2024 the Company changed its name to “Samarium Group Corporation”, which remains valid as of the date of this filing.

21.2.Note 2 – The Aureus Nummus Gold Token And Holdings Therein.

One of the Company’s projects, the Aureus Nummus Gold (for details please see the token explorer here: https://etherscan.io/token/0x130914E1B240a7F4c5D460B7d3a2Fd3846b576fa#balances) is a cryptocurrency that is planned on being used among other in the development of the Company’s project “Cal Shaloud Network” and is conceptual in nature and in its very early stages with the planned integration. The Aureus Nummus Gold has been listed on several exchanges and thus is traded at a certain market value, which can be publicly verified on a variety pf exchanges.

Please see here: https://coinmarketcap.com/currencies/aureus-nummus-gold/

Due to accounting rules, the Aureus Nummus Gold must be included in the financial statements of the Company. However, the Company cautions that because of its low liquidity and thin trading volume, the value of the Aureus Nummus Gold should be assumed to be zero by anyone considering an investment in the Company. It is not known at this time when the development of the Aureus Nummus Gold will restart respectively continue, as for this to happen, further funding in the amount of at least 400,000.00 USD is required, and the Company may put allocation priorities of limited funds elsewhere.

The following table is copied from: https://etherscan.io/token/0x130914E1B240a7F4c5D460B7d3a2Fd3846b576fa#balances

Rank	Address	Quantity	Percentage	Value
1	0x07DBD04a6D5818d2aBe19E402F428f2F6cFe5855	14,108,655,185,869	23.51%	$3,397,646,341.86
2	0xA058DdA045D857F9e61DbEB2C3Ea796B362F40e0	11,055,703,205,400	18.43%	$2,662,434,445.92
3	0x2884A605A1AacE32044FcC42f4707d80F842Bffe	10,944,296,804,600	18.24%	$2,635,605,556.48
4	0x1Cc4F2dC79f663b7F25F98433dC3aA2A3F0FAe6b	9,943,996,799,000	16.57%	$2,394,713,309.14
5	0x27D2EABD53e848EBae2201Db78f75A22Af410F26	8,056,003,190,000.50	13.43%	$1,940,046,688.22
6	0xe2694EBa15F530fd1664d71c1E6913b927DE7476	4,947,500,000,000	8.25%	$1,191,456,950.00
7	House of Medici Corporation: Deployer	801,565,972,924.46	1.34%	$193,033,117.60
8	0xeAa61b1c002A6D186323ed0851f28d1254E68f33	78,703,000,000	0.13%	$18,953,256.46
9	0xf5341d6bA266d3e98D90660aE9962bA75d2703f5	62,500,000,000	0.10%	$15,051,250.00
10	ProBit 1	494,638,331.06	0.00%	$119,118.80
11	ProBit 2	271,240,047.65	0.00%	$65,320.03
12	ProBit 3	235,354,315.40	0.00%	$56,678.03

The company held approximately 59,999,918,867,488 ANG tokens. The accounts with the numbers 1 to 12 in the table above (extract from https://etherscan.io) belong to the Company.

The exchange traded value of the Aureus Nummus Gold as of December 31, 2024, is $0.0001986, based on exchange quotations. The respective quotation can be verified among others on www.probit.com, www.mintme.com, www.tokpie.com, or www.coinmarketcap.com

Balance Sheet Entry (Assets): Digital Assets (ANG tokens multiplied by fair value) = $11,916,000,000.00 as of December 31, 2024.

The company held these tokens in the following accounts. Verification can be done by visiting the following web page:

https://etherscan.io/token/0x130914E1B240a7F4c5D460B7d3a2Fd3846b576fa#balances

The directors of the Company believe that the Aureus Nummus Gold is severely overvalued at the crypto exchanges where the Aureus Nummus Gold is trading, and caution investors and shareholders accordingly.

21.3. Note 3 - Equity And Capital.

•No change in Capital contributions was made in 2024

•The total number of Issued and Outstanding Common Shares remains same

•shareholder equity represents the following:

- APIC as ANG token value is consistent

- Unrealized Gain/Loss values represent the change occur in the fair value of the token

- Retained earnings (accumulated deficit)

21.4.Note 4 - Summary Of Significant Accounting Policies.

21.4.1.Basis of presentation.

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

21.4.2.Year-end.

The Company has elected a fiscal year ending at December 31.

21.4.3.Estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

21.4.4.Cash Equivalents.

The Company will consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

21.4.5.Income Taxes.

The Company will recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company had no material adjustments to its liabilities for unrecognized income tax benefits.

21.4.6.Fair value of Financial Instruments.

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2024.

21.4.7.Net Loss Per Common Share.

Basic net loss per share is computed by dividing net loss by the weighted average number of Common Shares outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of Common Shares and potentially outstanding Common Shares during each period. There were no potentially dilutive Common Shares outstanding as of at December 31, 2024.

21.4.8.Subsequent Events.

The Company has evaluated all transactions from at December 31, 2024 through the financial issuance date for subsequent event disclosure consideration and noted no significant subsequent event that needs to be disclosed.

21.4.9.Recently Issued Accounting Standards.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

21.5.Note 5 - Going Concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had negative working capital and a net stockholders’ deficit at December 31, 2024 and had no committed source of debt or equity financing.

While the Company is attempting to develop its services, projects and products, which could generate revenue, its current financial position may not be significant enough to support the Company’s daily operations. Management believes that the actions presently being taken to further implement its business plan and generate additional financial resources provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to develop revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

21.6.Note 6 – Stockholders’ Deficit.

21.6.1.Preferred Stock.

The Company’s certificate of incorporation does not authorize the issuance of preferred stock. As of December 31, 2024, there were no shares of preferred stock issued or outstanding.

21.6.2.Common Shares.

The total Common Shares issued and outstanding as of December 31, 2024 are 131,386,000. The Common Share distribution at the end of 2024  was as follows:

______________________________________________________________________________________

131,386,000	100%	Total Common Shares issued
24,963,340	19%	Jennifer Demedici
10,510,880	8%	Jacob Guido Demedici
95,911,780	73%	House of Medici LLC, EIN 86-2937877

21.7.Note 5 – Accrued Expenses.

As of December 31, 2024 there are no accrued expenses.

21.8.Note 6 - Income Taxes.

The Company expects to generate a net tax loss carry-forward for the fiscal year 2025 that expires in 2045. It will establish a valuation allowance against the potential benefit related to this carry-forward because of the uncertainty surrounding the realization of such benefit.

21.9.Note 7 – Commitments.

There are no material commitments at this time.

22.MANAGEMENT'S DISCUSSION AND ANALYSIS.

22.1.Note Regarding Forward-Looking Statements.

Certain matters discussed herein or on other publications of the Company like the website https://www.samarium.group or https://my.samarium.group are forward-looking statements. Such forward-looking statements contained in this Regulation A Offering Circular involve risks and uncertainties, including statements as to:

• Our ability to operate profitably,

• our ability to comply and to remain in compliance with State and Federal Regulations,

• our ability to meet our financial obligations,

• our business prospects,

• our contractual arrangements and relationships with third parties,

• the dependence of our future success on the general economy and its impact on the industries in which we may be involved,

• the development of the projects “Sword of Durandal”, “Cal Shaloud Net” and “Anaconda” into working products,

• the adequacy of our cash resources and working capital, and

• other factors identified in our filings with the SEC, press releases, if any and other public communications.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate”, “may”, “will” or words of similar meaning. Similarly, statements that describe our future plans or anything in relation to our above mentioned projects, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this report. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this Offering Circular and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The following discussion and analysis provides information which management believes to be relevant to an assessment and understanding of the Company's results of operations and financial condition. This discussion should be read together with the Company's financial statements and the notes to financial statements, which are included in this Offering Circular.

This management's discussion and analysis or plan of operation should be read in conjunction with the financial statements and notes thereto of the Company included elsewhere in this Offering Circular. Because of its nature of a development stage company, the reported results will not necessarily reflect the future.

We will qualify as an “emerging growth company” under the JOBS Act if and when this Form 1A becomes qualified. As a result, if and when we become a fully reporting company, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we remain an emerging growth company, we will not be required to:

• have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

• comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

• submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

• disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

If and when we become a fully reporting company, we will remain an “emerging growth company” for up to five years, or until the earliest of

a) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary Common Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

22.2.Operations and Milestones.

The founders of Samarium have developed a business operation plan to provide traditional software engineering services, certain civil engineering services, end-to-end software consulting and development services as well as the development of three products. These products are (1) the quantum navigation device “Sword of Durandal”, (2) the project “Cal Shaloud Network”, (3) the project “Anaconda”. All three products are at the very frontier of what is possible in terms of physics and general technology and will require a lot of effort and significant funding to develop them from the beginning stages into useable and marketable end products. Samarium estimates the total cost of developing these three products into saleable and marketable end-products to surpass 140 million USD$.

The proceeds of this Offering will also be used to expand our marketing efforts to make our services and products known to the general public well as for initial working capital.

The crypto-currency Aureus Nummus Gold has been developed in 2019 with the Cal Shaloud Network project in mind. It is planned to use the Aureus Nummus Gold token in a blockchain environment that is governed by quantum physical effects, creating a totally new kind of internet. The Aureus Nummus Gold token is listed on several exchanges: Probit. Tokpie, Mintme, Uniswap and Ledgerdex. Samarium currently has no plans to make further investments into the Aureus Nummus Gold token. Delistings from one or more of these exchanges or new listings on other exchanges are possible but not planned at this time. Further investments and development of the Aureus Nummus Gold token is planned once the first two key milestones will have been achieved.

In general, there are two key milestones that are planned:

a) INCREASE THE CLIENT BASE FOR SOFTWARE AND CIVIL ENGINEERING SERVICES:  The current plan is to organically increase the operations with a mix of social media marketing, participation in conferences and fairs as well as direct outreach the client base for software and civil engineering services. The personal network of the Company’s CEO Dr. Guido Demedici will be of assistance in that regard. Another possibility that currently is considered by the Company is to potentially acquire a cash-flow yielding end-to-end software engineering company. The main purpose of such an acquisition would to be to increase the client base and to bolster financial stability. However, no plans or decisions have been made in that regard nor is such an acquisition a fixed goal of the Company.

b) COMPLETE THE DEVELOPMENT OF THE “SWORD OF DURANDAL”:  The Sword of Durandal is a quantum navigation device that in the belief of Samarium has significant potential. At this time, it is not known whether and when a completion of the final product will be possible.

22.3.Liquidity.

The Company has no committed sources of funds and is totally dependent on funds obtained from shareholders or its founders. The Company will be able to continue operations for the next year with virtually no funds, if necessary, because shareholders will assist in work efforts. The Company may be seeking funding from the Department of Defence if the current Regulation A Tier 1 Offering has no satisfactory result, which may result in unforeseen shareholder changes or dilution to existing shareholders.

However, no assurances can be given as to how much longer operations can continue thereafter if funds are not raised.

If Samarium is unsuccessful in its efforts to raise funds and revenue, it will have to renegotiate the payment terms due for the development of its products and services. No assurances can be given as to the likely success of those efforts if they become necessary or the terms that get arranged if the efforts succeed.

Also it is not known when and to what extent, if any, the projects of the Company will contribute to a positive cashflow.

22.4.Recently Issued Accounting Pronouncements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. If and when we become a fully reporting company, we will elect to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

22.5.Critical Accounting Policies.

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements. Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. There is a note in the financial statements, included in the Offering Circular, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

22.6.Seasonality.

We do not expect a lot of seasonality affecting our business, other than possibly the usual public holidays.

22.7.Off-Balance Sheet Arrangements.

We have no off-balance sheet arrangements, as defined in Item 303(a) (4) (ii) of Regulation S-K, obligations under any guaranteed contracts or contingent obligations. We also have no other commitments off balance, other than the costs of being a public company and the Company’s projects that will increase our operating costs or cash requirements in the future.

22.8.Export Restrictions.

As the projects “Sword of Durandal”, “Cal Shaloud Net” and “Anaconda”, once developed into marketable end products, potentially may have material military applications and military use cases, besides its potentially numerous civil use and civil applications, the management of the Company is considering the potential impact on its business of export restrictions imposed by the U.S. government. There are no guarantees that such restrictions will not be imposed and there financial impact on the financial position of the Company is unknown. An export restriction is a potential risk that is at this time cannot be quantified. The potential loss of international customers in such a case may be compensated with additional sales to government entities.

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23. PART 3  -  EXHIBITS.

2.a	Articles of Incorporation
2.b	By-Laws
4.1*	Subscription Agreement
15	Code of Ethics

*Filed with Amendment 1

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24.SIGNATURES.

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 3, 2025.

Samarium Group Corporation.

By:	/s/ Gudio Demedici
Guido Demedici
Chief Executive Officer, Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Guido Demedici as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A Offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on September 2, 2025:

Name	Title

/s/ Jennifer Demedici	Chairman, Director
Jennifer Demedici

/s/ Guido Demedici	President, CEO, Director
Guido Demedici

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